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                           LOAN AND SECURITY AGREEMENT

                                  by and among

                               BMC HOLDINGS, LLC,

                                  as Borrower,

                                       and

                            BRILL MEDIA COMPANY, LLC,
                        BRILL MEDIA MANAGEMENT, INC., and
                               BMC HOLDINGS, INC.


                          as Loan Agreement Guarantors,

                                       and

                          FOOTHILL CAPITAL CORPORATION,

                                    as Lender


                          Dated as of October 25, 1999



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


                                TABLE OF CONTENTS

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                                                                                                                Page(s)
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
1.    DEFINITIONS AND CONSTRUCTION................................................................................1

   1.1      Definitions...........................................................................................1
   1.2      Accounting Terms.....................................................................................25
   1.3      Code.................................................................................................25
   1.4      Construction.........................................................................................25
   1.5      Schedules, Exhibits, and Annexes.....................................................................26

2.    LOAN AND TERMS OF PAYMENT..................................................................................26

   2.1      Revolving Facility...................................................................................26
   2.2      Term Loan Facility...................................................................................26
   2.3      Payments.............................................................................................26
   2.4      Overadvances.........................................................................................27
   2.5      Interest:  Rates, Payments, and Calculations.........................................................28
   2.6      [Intentionally Deleted]..............................................................................29
   2.7      Designated Account...................................................................................29
   2.8      Maintenance of Loan Account; Statements of Obligations...............................................29
   2.9      Fees.................................................................................................30

3.    CONDITIONS; TERM OF AGREEMENT..............................................................................30

   3.1      Conditions Precedent to the Initial Advance and Term Loan............................................30
   3.2      Conditions Precedent to all Loans....................................................................31
   3.3      Condition Subsequent.................................................................................32
   3.4      Term; Automatic Renewal..............................................................................32
   3.5      Effect of Termination................................................................................33
   3.6      Early Termination by Borrower........................................................................33
   3.7      Termination Upon Event of Default....................................................................33

4.    CREATION OF SECURITY INTEREST..............................................................................34

   4.1      Grant of Security Interest...........................................................................34
   4.2      Negotiable Collateral................................................................................34
   4.3      Collection of Accounts, General Intangibles, and Negotiable Collateral...............................34
   4.4      Delivery of Additional Documentation Required........................................................35
   4.5      Power of Attorney....................................................................................35
   4.6      Right to Inspect.....................................................................................36
   4.7      Control Agreements...................................................................................36

5.    REPRESENTATIONS AND WARRANTIES.............................................................................36

   5.1      No Encumbrances......................................................................................37
   5.2      Intercompany Loan Agreement..........................................................................37
   5.3      Real Property Collateral.............................................................................37
   5.4      Equipment............................................................................................37
   5.5      Location of Inventory and Equipment..................................................................37
   5.6      Intercompany Loan Records............................................................................37
   5.7      Location of Chief Executive Office; FEIN.............................................................37
   5.8      Due Organization and Qualification; Subsidiaries.....................................................38
   5.9      Due Authorization; No Conflict.......................................................................38
   5.10     Litigation...........................................................................................39
   5.11     No Material Adverse Change...........................................................................40
   5.12     No Fraudulent Transfer...............................................................................40
   5.13     Employee Benefits....................................................................................40
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                                       i

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
   5.14     Environmental Condition..............................................................................40
   5.15     Brokerage Fees.......................................................................................41
   5.16     Permits and other Intellectual Property..............................................................41
   5.17     Leases...............................................................................................41
   5.18     FCC Compliance; Licenses.............................................................................41
   5.19     Transactions with Affiliates.........................................................................42
   5.20     Year 2000 Compliance.................................................................................42

6.    AFFIRMATIVE COVENANTS......................................................................................43

   6.1      Accounting System....................................................................................43
   6.2      Collateral Reporting.................................................................................43
   6.3      Financial Statements, Reports, Certificates..........................................................43
   6.4      Tax Returns..........................................................................................44
   6.5      Guarantor Reports....................................................................................45
   6.6      Corporate Existence..................................................................................45
   6.7      Application of Payments on Secured Term Notes........................................................45
   6.8      Maintenance of Equipment.............................................................................45
   6.9      Taxes................................................................................................45
   6.10     Insurance............................................................................................46
   6.11     No Setoffs or Counterclaims..........................................................................47
   6.12     Location of Inventory and Equipment..................................................................47
   6.13     Compliance with Laws.................................................................................47
   6.14     Employee Benefits....................................................................................48
   6.15     Leases...............................................................................................48
   6.16     Broker Commissions...................................................................................49
   6.17     [Intentionally Deleted]..............................................................................49
   6.18     Intellectual Property................................................................................49
   6.19     Regulatory Consents..................................................................................49

7.    NEGATIVE COVENANTS.........................................................................................50

   7.1      Indebtedness.........................................................................................50
   7.2      Liens................................................................................................53
   7.3      Asset Dispositions; Restrictions on Fundamental Changes..............................................53
   7.4      [Intentionally Deleted]..............................................................................55
   7.5      [Intentionally Deleted]..............................................................................55
   7.6      Guarantee............................................................................................55
   7.7      Nature of Business...................................................................................55
   7.8      Restricted Payments..................................................................................55
   7.9      Change of Control....................................................................................56
   7.10     Amendments...........................................................................................56
   7.11     [Intentionally Deleted]..............................................................................57
   7.12     Accounting Methods...................................................................................57
   7.13     [Intentionally Deleted]..............................................................................57
   7.14     Transactions with Affiliates.........................................................................57
   7.15     Suspension...........................................................................................57
   7.16     [Intentionally Deleted]..............................................................................57
   7.17     Use of Proceeds......................................................................................57
   7.18     Change in Location of Chief Executive Office; Inventory and Equipment with Bailees...................58
   7.19     No Prohibited Transactions Under ERISA...............................................................58
   7.20     Financial Covenant...................................................................................59


                                       ii

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
8.    EVENTS OF DEFAULT..........................................................................................59


9.    Foothill's RIGHTS AND REMEDIES.............................................................................61

   9.1      Rights and Remedies..................................................................................61
   9.2      Remedies Cumulative..................................................................................63
   9.3      Accommodation Collateral.............................................................................64

10.   TAXES AND EXPENSES.........................................................................................64


11.   WAIVERS; INDEMNIFICATION...................................................................................64

   11.1     Demand; Protest; etc.................................................................................64
   11.2     Foothill's Liability for Collateral..................................................................64
   11.3     Indemnification......................................................................................65

12.   NOTICES....................................................................................................65


13.   CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.................................................................66


14.   DESTRUCTION OF DOCUMENTS...................................................................................67


15.   Successors.................................................................................................67


16.   No Waivers; Cumulative Remedies............................................................................68


17.   GENERAL PROVISIONS.........................................................................................68

   17.1     Effectiveness........................................................................................68
   17.2     Section Headings.....................................................................................68
   17.3     Interpretation.......................................................................................68
   17.4     Severability of Provisions...........................................................................68
   17.5     Amendments in Writing................................................................................68
   17.6     Counterparts; Telefacsimile Execution................................................................69
   17.7     Revival and Reinstatement of Obligations.............................................................69
   17.8     Integration..........................................................................................69

18.   CROSS-GUARANTY.............................................................................................69

   18.1     Cross-Guaranty.......................................................................................69
   18.2     Waivers by Borrower and Loan Agreement Guarantors....................................................70
   18.3     Benefit of Guaranty..................................................................................70
   18.4     Subordination of Subrogation, Etc....................................................................70
   18.5     Election of Remedies.................................................................................71
   18.6     Limitation...........................................................................................71
   18.7     Contribution with Respect to Guaranty................................................................72
   18.8     Liability Cumulative.................................................................................72
   18.9     Subordination........................................................................................73


                                      iii

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                      SCHEDULES, EXHIBITS and ANNEXES
                      -------------------------------

Schedule A-1            Accommodation Collateral
Schedule E-1            Excluded Collateral
Schedule N-1            Newspaper Operations Collateral
Schedule P-1            Permitted Liens
Schedule R-1            Real Property Collateral
Schedule R-2            Radio Station Collateral
Schedule 3.1            Closing Agenda
Schedule 5.2            Intercompany Notes; Intercompany Loan Agreement Advances
Schedule 5.3            Office Space Leases
Schedule 5.7            FEIN; Location of Chief Executive Office
Schedule 5.8            Subsidiaries
Schedule 5.10           Litigation
Schedule 5.14           Environmental Conditions
Schedule 5.17           Leases; Capital Leases
Schedule 6.12           Location of Inventory and Equipment
Schedule 7.1            Permitted Other Indebtedness

Exhibit A               Intercompany Loan Agreement
Exhibit B               Form of Compliance Certificate

Annex 2.1(a)            Advance Rates

                           LOAN AND SECURITY AGREEMENT

     THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of October 25, 1999, among FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, BMC HOLDINGS, LLC, a Virginia limited liability company ("Borrower"), with an address at c/o Brill Media Company, L.P., 420 N.W. Fifth Street, Suite 3-B, Evansville, Indiana 47708, BRILL MEDIA COMPANY, LLC, a Virginia limited liability company ("Parent"), with an address at c/o Brill Media Company, L.P., 420 N.W. Fifth Street, Suite 3-B, Evansville, Indiana 47708, BRILL MEDIA MANAGEMENT, INC., a Virginia corporation ("BMM"), with an address at c/o Brill Media Company, L.P., 420 N.W. Fifth Street, Suite 3-B, Evansville, Indiana 47708, and BMC HOLDINGS, INC., a Virginia corporation with an address at c/o Brill Media Company, L.P., 420 N.W. Fifth Street, Suite 3-B, Evansville, Indiana 47708 ("Holdings Inc.", and together with Parent and BMM, each a "Loan Agreement Guarantor" and collectively, the "Loan Agreement Guarantors").

     The parties agree as follows:

1.   DEFINITIONS AND CONSTRUCTION.

     1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

     "Accommodation Collateral" means all of the Collateral set forth on Schedule A-1.

     "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account.

     "Accounts" means, with respect to any Person, all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to such Person arising out of the sale or lease of goods or the rendition of services by such Person, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

     "Administrative Management Agreements" means any management agreements between any Loan Party and BMCLP, pursuant to which BMCLP provides management services to such Loan Party.

     "Advances" has the meaning set forth in Section 2.1(a).

     "Affiliate" means, as applied to any Person, any other Person who directly or indirectly controls, is controlled by, is under common control with or is a director or officer of such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote five percent (5%) or more of the securities having ordinary voting power for the election of directors or the direct or indirect power to direct the management and policies of a Person.

     "Agreement" has the meaning set forth in the preamble hereto.

     "Asset Acquisition" means (i) an investment by any Loan Party in any other Person pursuant to which such Person shall become a Restricted Subsidiary and a Loan Party or shall be merged into or consolidated with such Loan Party or (ii) an acquisition by any Loan Party of the property and assets of any Person other than another Loan Party that constitute substantially all of a division or line of business of such Person.

     "Asset Disposition" means any sale, lease, transfer, issuance or other disposition (or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) of Stock of (or any other equity interests in) a Loan Party (other than directors' qualifying shares) or of any other property or other assets (each referred to for the purposes of this definition as a "disposition") by any Loan Party (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Loan Party to any other Loan Party, the proceeds of which, when taken collectively with the net proceeds of any other dispositions under this clause (i) made by all other Loan Parties that were consummated since the beginning of the calendar year in which such disposition was consummated, do not exceed $100,000 in the aggregate; (ii) a disposition of Inventory in the ordinary course of business; (iii) a disposition of obsolete or worn out Equipment or Equipment that is no longer useful in the conduct of the business of such Loan Party and that is disposed of in each case in the ordinary course of business; (iv)(A) with respect to any Loan Party, dispositions of property for net proceeds which, when taken collectively with the net proceeds of any other such dispositions made by such Loan Party under this clause (iv)(A) that were consummated since the beginning of the calendar year in which such disposition was consummated, do not exceed $100,000, and (B) with respect to all Loan Parties in the aggregate, dispositions of property for net proceeds which, when taken collectively with the net proceeds of any other such dispositions under this clause (iv)(B) by all such Loan Parties that were consummated since the beginning of the calendar year in which such disposition was consummated, do not exceed $1.0 million; and (v) transactions permitted under Section 7.3(b). Notwithstanding anything to the contrary contained above, a Restricted Payment made in compliance with Section 7.8 shall not constitute an Asset Disposition except for purposes of determination of the Consolidated Leverage Ratio.

     "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Senior Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Authorized Person" means any officer or other employee of Borrower.

     "Availability" means the amount represented by the difference derived when
(a) the sum of the principal amount of (i) Advances and (ii) the Term Loan (including any amounts that Foothill may have paid for the account of Borrower pursuant to any of the Loan Documents and that have not been reimbursed by Borrower) is subtracted from (b) the amount that Borrower is entitled to borrow under Section 2.1 hereof.

     "Average Unused Portion of Maximum Revolving Amount" means, as of any date of determination, (a) the Maximum Revolving Amount, less the average Daily Balance of the Revolving Loan which was outstanding during the immediately preceding month.

     "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C.ss. 101 et seq.), as amended, and any successor statute.

     "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which Borrower, any Subsidiary of Borrower, or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

     "BMCLP" means Brill Media Company, L.P., a Virginia limited partnership, and its successors.

     "Board of Directors" means (i), as to Parent (A) so long as Parent or any successor to Parent is a limited liability company or a partnership, the board of directors of BMM, which is the manager of Parent, and (B) at any other time, the board of directors of Parent; (ii) as to Holdings Inc., the board of directors of Holdings Inc.; (iii) as to BMM, the board of directors of BMM; and
(iv) as to Borrower, (A) so long as Borrower or any successor to Borrower is a limited liability company or a partnership, the board of directors of Parent, which is the manager of Borrower, and (B) at any other time, the board of directors of Borrower;

     "Books" means all of any Loan Party's books and records including: ledgers; records indicating, summarizing, or evidencing such Loan Party's properties or assets (including the Collateral) or liabilities; all information relating to such Loan Party's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

     "Borrower" has the meaning set forth in the preamble to this Agreement.

     "Borrowing Base" has the meaning set forth in Section 2.1(a).

     "Borrowing Base EBITDA" means, with respect to Borrower and the Loan Agreement Guarantors (excluding the Unrestricted Subsidiaries and the Missouri Entities) for any period, the net income of such Person for such period, plus, to the extent deducted in computing such net income, without duplication, the sum of (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization expense, (iv) extraordinary or nonrecurring losses, and (v) other noncash items reducing net income, minus, to the extent added in computing such net income, without duplication, (x) interest income, (y) extraordinary or nonrecurring gains, and (z) other noncash items increasing net income, in each case determined, where applicable, in accordance with GAAP.

     "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

     "Capital Lease" means any lease which may be capitalized in accordance with GAAP.

     "Cash Equivalents" means (i) United States dollars; (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof; (iii) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500 million; (iv) repurchase obligations for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications described in clause (iii) above; (v) commercial paper rated A-1 or the equivalent thereof by Moody's or S&P and in each case maturing within one year after the date of acquisition, (vi) investment funds investing 95% of their assets in securities of the types described in clauses (i)-(v) above; (vii) readily marketable direct obligations issued by any state of the United States of American or any political subdivision thereof having one of the two highest rating categories obtainable from Moody's or S&P and (viii) Indenture Indebtedness or Preferred Stock issued by Persons with a rating of "A" or higher from S&P or "A2" or higher from Moody's.

     "Change of Control" means (i) a majority of the Board of Directors of Borrower or any Loan Agreement Guarantor or of any direct or indirect holding company thereof shall consist of Persons who are not Continuing Directors of such Person; or (ii) the acquisition by any Person or Group (other than Alan R. Brill or any Related Brill Party) of the power, directly or indirectly, to vote or direct the voting of securities having more than thirty-five percent (35%) of the ordinary voting power for the election of directors of Borrower or any Loan Agreement Guarantor, or any direct or indirect holding company thereof; provided, however, that no Change of Control shall be deemed to occur pursuant to this clause (ii) so long as Alan R. Brill and the Related Brill Parties collectively own an amount of securities representing the power, directly or indirectly, to vote or direct the voting of securities having more than fifty percent (50%) of the ordinary voting power for the election of directors of Borrower or such Loan Agreement Guarantor or of any direct or indirect holding company thereof.

     "Closing Date" the date of the first to occur of the making of the initial Advance or the funding of the Term Loan.

     "Code" means the Illinois Uniform Commercial Code.

     "Collateral" means, with respect to any Loan Party, all of such Loan Party's right, title, and interest in and to each of the following (other than the Excluded Collateral):

     (a)  the Accounts,

     (b)  the Books,

     (c)  the Equipment,

     (d)  the General Intangibles,

     (e)  the Inventory,

     (f)  the Negotiable Collateral,

     (g)  the Real Property Collateral,

     (h)  any other property pledged pursuant to the Loan Documents;

     (i) any money, or other assets of such Loan Party that now or hereafter come into the possession, custody, or control of Foothill, and

     (j) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Books, Equipment, General Intangibles, Inventory, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof. The Collateral shall include Licenses and Permits issued by the FCC only to the extent that it is lawful or permissible to grant a security interest in such Licenses or Permits.

     "Collateral Access Agreement" means a landlord waiver or consent, mortgagee waiver or consent, bailee letter, or a similar acknowledgment agreement of any warehouseman, processor, lessor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance satisfactory to Foothill.

     "Collections" means all cash, checks, notes, instruments, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

     "Communications Act" means the Communications Act of 1934 and any successor Federal statute and the rules and regulations and published policies of the FCC thereunder, all as amended and as the same may be in effect from time to time.

     "Compliance Certificate" means a certificate substantially in the form of Exhibit B and delivered by the chief executive officer of Borrower to Foothill.

     "Consolidated EBITDA" means, for any period, (a) an amount equal to Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) the provision for taxes for such period based on income or profits and any provision for taxes utilized in computing net loss; (ii) Consolidated Interest Expense; (iii) depreciation expense; (iv) amortization expense (including amortization of debt issuance costs); (v) all other non-cash items reducing Consolidated Net Income for such period (excluding any non-cash item to the extent it represents an accrual of or reserve for cash disbursements for any subsequent period prior to the full and indefeasible payment of the Obligations or amortization of a pre-paid cash expense that was paid in a prior period); minus (b) all non-cash items increasing Consolidated Net Income for such period, in each case on a consolidated basis for the Loan Parties for such period determined in accordance with GAAP; provided, however, that for purposes of calculating Consolidated EBITDA during any fiscal quarter, cash income from a particular Investment (other than a Managed Affiliate Note) of such

Person shall be included only (x) if cash income has been received by such Person with respect to such Investment during each of the previous four fiscal quarters, or (y) if the cash income derived from such Investment is attributable to Temporary Cash Investments.

     "Consolidated Interest Expense" means, for any period, the total interest expense of the Loan Parties as determined on a consolidated basis in accordance with GAAP, plus, to the extent not included in such interest expense, (i) interest expense attributable to obligations under Capital Leases, (ii) capitalized interest; (iii) non-cash interest expense; (iv) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; (v) interest actually paid by any Loan Party under any guarantee of Indenture Indebtedness or other obligation of any other Person; (vi) net payments (whether positive or negative) pursuant to Interest Rate Agreements; (vii) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than any Loan Party) in connection with Indenture Indebtedness Incurred by such plan or trust and (viii) cash and Disqualified Stock dividends in respect of all Preferred Stock of any Loan Party held by any Person other than a Loan Party and less (a) to the extent included in such interest expense, the amortization of capitalized debt issuance costs and (b) interest income. Notwithstanding the foregoing, the Consolidated Interest Expense with respect to any Restricted Subsidiary of Borrower or any Loan Agreement Guarantor that was not a Wholly-Owned Subsidiary shall be included only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

     "Consolidated Leverage Ratio" means, on any Transaction Date, the ratio of
(i) the aggregate amount of Indenture Indebtedness of the Loan Parties on a consolidated basis outstanding on such Transaction Date less the cash and Cash Equivalents held by the Loan Parties on a consolidated basis on such Transaction Date to (ii) the amount of Media Cashflow for the then most recent four fiscal quarters for which financial statements of Borrower and the Loan Agreement Guarantors have been filed with the SEC (such four fiscal quarter period being the "Four Quarter Period"); provided, however, that in making the foregoing calculation, (A) pro forma effect shall be given to any Indenture Indebtedness to be Incurred or repaid on the Transaction Date; (B) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur from the beginning of the Four Quarter Period through and including the Transaction Date (the "Reference Period"), as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and (C) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Loan Party or has been merged with or into a Loan Party during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Loan Party as if such asset disposition or asset acquisition were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; provided, further, that to the extent that clause (B) or (C) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the

Person, or division or line of business of the Person, that is acquired or disposed of for which financial information is available.

     "Consolidated Net Income" means, for any period, the consolidated net income (loss) of the Loan Parties determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any Person acquired by any Loan Party in a pooling of interests transaction for any period prior to the date of such acquisition, (ii) any net income of any Loan Party if such Loan Party is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Loan Party, directly or indirectly, to another Loan Party (other than restrictions that are created or exist in compliance with Section
4.08 of the Indenture or the provisions of this Agreement); (iii) any gain or loss realized upon the sale or other disposition of any assets of any Loan Party (including pursuant to a Sale/ Leaseback Transaction) which are not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Stock of any Person; (iv) any extraordinary gain or loss; (v) the cumulative effect of a change in accounting principles; (vi) any non-cash expenses attributable to grants or exercises of employee stock options. Notwithstanding the foregoing, for the purpose of
Section 7.8 only, there shall be added to Consolidated Net Income the amount of any accruals under the Performance Compensation Agreements to the extent deducted in determining such Consolidated Net Income.

     "Consolidated Net Worth" means the total of all amounts shown on the balance sheets of the Borrower and the Loan Parties, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of Borrower ending prior to taking any action for the purpose of which the determination is being made and for which financial statements are available (but in no event ending more than 135 days prior to the taking of such action), as (i) the par or stated value of all outstanding Stock of a Loan Party plus (ii) paid in capital or capital surplus relating to such Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

     "Consolidated Senior Leverage Ratio" means, on any Transaction Date, the Consolidated Leverage Ratio on such Transaction Date; provided, however, that the reference to "Indenture Indebtedness" in clause (i) of the definition of Consolidated Leverage Ratio shall be deemed to be a reference to "Senior Indebtedness".

     "Consolidated Unrestricted Subsidiary Advance Leverage Ratio" means, on any Transaction Date, the Consolidated Leverage Ratio on such Transaction Date; provided, however, that clause (i) of the definition of Consolidated Leverage Ratio shall be deemed to be a reference to "Unrestricted Subsidiary Advances".

     "Continuing Director" of any Person means, as of the date of determination, any Person who (i) was a member of the Board of Directors of such Person on the date of this Agreement or (ii) was nominated for election or elected to the Board of Directors of such Person with the affirmative vote of a majority of the Continuing Directors of such Person who were members of such Board of Directors at the time of such nomination or election.

     "Control Agreement" means a control agreement, in form and substance reasonably satisfactory to Foothill, between any Loan Party, Foothill, and the applicable securities intermediary with respect to the applicable Securities Account and related Investment Property, or the applicable financial institution with respect to the applicable Depositary Account, as the case may be.

     "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or beneficiary.

     "Daily Balance" means the amount of an Obligation owed at the end of a given day.

     "Depositary Account" means a depositary account established pursuant to a Control Agreement.

     "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

     "Designated Account" means account number 401-29172-3 of Borrower maintained with Borrower's Designated Account Bank, or such other deposit account of Borrower (located within the United States) which has been designated from time to time in writing by Borrower to Foothill.

     "Designated Account Bank" means Old National Bank, whose office is located at 420 Main Street, Evansville, Indiana 47708, and whose ABA number is 086300012.

     "Disbursement Letter" means an instructional letter executed and delivered by Borrower to Foothill regarding the extensions of credit to be made on the Closing Date, the form and substance of which shall be satisfactory to Foothill.

     "Disqualified Stock" means any Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event which would constitute a Change of Control), (i) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final stated maturity of the Senior Notes or of the Obligations, or (ii) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (a) debt securities or (b) any Stock referred to in clause (i) above, in each case at any time prior to the final stated maturity of the Senior Notes or of the Obligations.

     "Dollars or $" means United States dollars.

     "Early Termination Premium" has the meaning set forth in Section 3.6.

     "Equipment" means, with respect to any Person, all of such Person's present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including, (a) any interest of such Person in any of the foregoing, and
(b) all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

     "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C.ss.ss.1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

     "ERISA Affiliate" means (a) any corporation subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any party subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

     "ERISA Event" means: (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of Borrower, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by Borrower or its Subsidiaries or any of their ERISA Affiliates.

     "Event of Default" has the meaning set forth in Section 8.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor statute thereto.

     "Excluded Collateral" means all of the Collateral set forth on Schedule
E-1.

     "FCC" means the Federal Communications Commission, or any other successor agency of the Federal government administering the Communications Act.

     "FEIN" means Federal Employer Identification Number.

     "Foothill" has the meaning set forth in the preamble to this Agreement.

     "Foothill Expenses" means all: costs or expenses (including taxes, and insurance premiums) required to be paid by any Loan Party under any of the Loan Documents that are paid or incurred by Foothill; fees or charges paid or incurred by Foothill in connection with Foothill's transactions with any Loan Party, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal and/or valuations (including periodic Personal Property Collateral or Real Property Collateral appraisals and or valuations), real estate surveys, real estate title policies and endorsements, and environmental audits; costs and expenses incurred by Foothill in the disbursement of funds to Borrower (by wire transfer or otherwise); charges paid or incurred by Foothill resulting from the dishonor of checks; costs and expenses paid or incurred by Foothill to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Personal Property Collateral or the Real Property Collateral, or any portion thereof, irrespective of whether a sale is consummated; costs and expenses paid or incurred by Foothill in examining the Books; costs and expenses of third party claims or any other suit paid or incurred by Foothill in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Foothill's relationship with any Loan Party or any guarantor; and Foothill's reasonable attorneys fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning any Loan Party or any guarantor of the Obligations), defending, or concerning the Loan Documents, irrespective of whether suit is brought.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

     "General Intangibles" means, with respect to any Person, all of such Person's present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, Permits, Licenses, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

     "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational or governing documents of such Person.

     "Governmental Authority" means any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through Stock or capital ownership or otherwise, by any of the foregoing.

     "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

     "Incur" means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indenture Indebtedness, Indebtedness, or Stock of a Person existing at the time such Person becomes a Loan Party (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Loan Party.

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication) (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of such Person in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of such Person under capital leases, (d) all obligations or liabilities of others secured by a Lien on any property or asset of such Person, irrespective of whether such obligation or liability is assumed, and (e) any obligation of such Person guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to such Person) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person.

     "Indemnified Liabilities" has the meaning set forth in Section 11.3.

     "Indemnified Person" has the meaning set forth in Section 11.3.

     "Indenture" means that certain Indenture dated as of December 30, 1997, by and among BMM and Parent, as Issuers, the Subsidiary Guarantors named therein, and United States Trust Company of New York, as Trustee, as amended from time to time with the prior written consent of Foothill.

     "Indenture Indebtedness" means, with respect to any Person on any date of determination (without duplication) (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money, (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i), (ii) and (v)) entered into in the ordinary course of business of such Person to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except
(x) trade payables and accrued expenses (including accrued management fees under the Administrative Management Agreements) incurred in the ordinary course of business and (y) contingent or "earnout" payment obligations in respect of any Permitted Business acquired by any Borrower, any Loan Agreement Guarantor, or any Restricted Subsidiary), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, (v) all Capitalized Lease Obligations and all Attributable Indebtedness of such Person, (vi) all Indenture Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indenture Indebtedness is assumed by such Person, (vii) all Indenture Indebtedness of other Persons to the extent guaranteed by such Person,
(viii) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of Disqualified Stock or, with respect to any Restricted Subsidiary of Borrower or any Loan Agreement Guarantor, any Preferred Stock of such Restricted Subsidiary to the extent such obligation arises on or before the final stated maturity of the Senior Notes (but excluding, in each case, accrued dividends) with the amount of Indenture Indebtedness represented by such Disqualified Stock or Preferred Stock, as the case may be, being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price; provided, however, that for purposes hereof the "maximum fixed repurchase price" of any Disqualified Stock or Preferred Stock, as the case may be, which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock, as the case may be, as if such Disqualified Stock or Preferred Stock, as the case may be, were purchased on any date on which Indenture Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based on the fair market value of such Disqualified Stock or Preferred Stock, as the case may be, such fair market value shall be determined in good faith by the Board of Directors of Borrower and (ix) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. Unless specifically set forth above, the amount of Indenture Indebtedness of any Person at any date shall be the outstanding principal amount of all unconditional obligations as described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP, and the maximum liability of such Person, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations described above at such date. Notwithstanding the foregoing, Indenture Indebtedness shall not include any accrued obligations under Performance Compensation Agreements.

     "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

     "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

     "Intellectual Property" has the meaning ascribed thereto in Section 5.16.

     "Intercompany Loan Agreement" means that certain Revolving Credit Agreement dated as of December 30, 1997 by and among Borrower and the Subsidiary Guarantors, as amended as of the date hereof and as further amended from time to time with the prior written consent of Foothill (other than amendments to add additional parties which are Restricted Subsidiaries, which amendments shall not require Foothill's prior written consent), a copy of which is attached hereto as Exhibit A.

     "Intercompany Notes" means the notes set forth on Schedule 5.2, and any amendments, modifications, supplements, or replacements thereof.

     "Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is a party or beneficiary.

     "Inventory" means, with respect to any Person, all present and future inventory in which such Person has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of such Person's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

     "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts payable on the balance sheet of such Person) or other extension of credit (including by way of guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Stock, Indebtedness or similar instruments issued by such Person.

     "Investment Property" means "investment property" as that term is defined in Section 9-115 of the Code.

     "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

     "Lease" means any lease or other agreement, no matter how styled or structured, under which any Loan Party is entitled to the use or occupancy of any space.

     "Legal Requirements" means all applicable international, foreign, federal, state, and local laws, judgments, decrees, orders, statutes, ordinances, rules, regulations, or Permits.

     "License" means any license, authorization or permit issued by the FCC or any other Governmental Authority in connection with the operation of a System.

     "Lien" means any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

     "Loan Account" has the meaning set forth in Section 2.10.

     "Loan Agreement Guarantor" or "Loan Agreement Guarantors" has the meaning set forth in the preamble to this Agreement.

     "Loan Documents" means this Agreement, the Disbursement Letter, any note or notes executed by any Loan Party and assigned to or payable to Foothill, each item listed on Schedule 3.1 hereto, and any other agreement entered into, now or in the future, in connection with this Agreement.

     "Loan Parties" means Borrower, each Loan Agreement Guarantor and each Subsidiary Guarantor.

     "Loans" means the Revolving Loan and the Term Loan.

     "Managed Affiliate" means a Person at least 90% of the Stock of which is owned, directly or indirectly, by Alan R. Brill; provided, however, that (i) such Person is engaged solely in a Permitted Business; (ii) such Person is a party to a Managed Affiliate Management Agreement; and (iii) except in the case of TSB III, LLC, and TSB IV, LLC, the business of such Person is acquired by Alan R. Brill, directly or indirectly, after December 30, 1997.

     "Managed Affiliate Management Agreement" means any agreement between a Loan Party, on the one hand, and a Managed Affiliate, on the other hand, providing for the payment by such Managed Affiliate to one or more Loan Parties of a cash management fee payable at least semi annually equal to a specific percentage of the excess cash flow of such Managed Affiliate as defined in such agreement.

     "Managed Affiliate Note" means any promissory notes of a Managed Affiliate, issued to a Loan Party, each of which promissory notes shall (i) have been pledged to Foothill pursuant to the Loan Documents and subject to a first priority Lien in favor of Foothill; (ii) mature on a day no later than the third anniversary of the date of issuance thereof; (iii) become immediately due and payable upon (w) the default by such Managed Affiliate under the Managed Affiliate Management Agreement to which it is a party or (x) the issuer thereunder ceasing to constitute a Managed Affiliate or (y) the acceleration of the Senior Notes or the Obligations or (z) the bankruptcy, insolvency or reorganization of a Loan Party and (iv) bear interest payable in cash no less often than semi-annually at a rate per annum no less than the rate of interest payable on the Senior Notes. Each Managed Affiliate Note shall provide that the payment of any management fee by the relevant Manager Affiliate pursuant to any management agreement (other than a Managed Affiliate Management Agreement) with an Affiliate of a Loan Party or such Managed Affiliate, shall be subordinated to the obligations of the relevant Managed Affiliate under such Managed Affiliate Note to the same extent as the obligations of the Loan Parties under the Administrative Management Agreements are subordinated to the obligations of such Persons under the Senior Notes and the Obligations.

     "Manager Subsidiaries" means those Subsidiaries of Borrower which manage, or merely hold ownership interests in, OPCO Subsidiaries, and which are listed as such on Schedule 5.8.

     "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Loan Parties collectively, (b) the material impairment of the ability of the Loan Parties collectively to perform their obligations under the Loan Documents or of Foothill to enforce the Obligations or realize upon the Collateral, (c) a material adverse effect on the value of the Collateral taken as a whole or the amount that Foothill would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral, or (d) a material impairment of the priority of Foothill's Liens with respect to the Collateral; provided, however, that in no event shall a decision by the FCC to authorize low power FM stations constitute a Material Adverse Change.

     "Maximum Revolving Amount" means $1,000,000.

     "Media Cashflow" for any period means for any Person an amount equal to Consolidated EBITDA for such period plus interest income received in respect of the Managed Affiliate Notes during such period and the following to the extent deducted in calculating such Consolidated EBITDA less (i) management fees charged by BMCLP under the Administrative Management Agreements; (ii) expenses accruing under Performance Compensation Agreements; (iii) consulting fees payable in connection with acquisitions; and (iv) fees paid under time brokerage agreements.

     "Member" means any Person who holds a membership interest in Borrower.

     "Missouri Entities" means CMB II, Inc. and Central Missouri Broadcasting, Inc.

     "Mortgage" means a mortgage, deed of trust, leasehold mortgage, collateral assignment, or similar instrument granting Foothill a Lien on real property of any Loan Party.

     "Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which Borrower, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

     "NCR Loan" means a term loan from Foothill to NCR III, LLC and NCR II, Inc. in the maximum principal amount of One Million Three Hundred Fifty Thousand Dollars ($1,350,000).

     "Negotiable Collateral" means all of a Person's present and future letters of credit, notes, drafts, instruments, Investment Property, Stock, documents, personal property leases (wherein such Person is the lessor), chattel paper, and the Books relating to any of the foregoing.

     "Newspaper Operations Collateral" means all of the Collateral identified on Schedule N-1 and any Newspaper Operations Collateral hereafter acquired by any Loan Party.

     "Newspaper Operations Collateral Base Amount" means $53,000,000, which amount has been determined by Foothill based on its assessment of the Newspaper Operations Collateral, as adjusted from time to time in accordance with the provisions of Section 2.1(a).

     "Non-Recourse Debt" means Indenture Indebtedness (i) as to which no Loan Party (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indenture Indebtedness) or (b) is directly or indirectly liable (as a guarantor, general partner or otherwise) and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against a Loan Party) would permit (upon notice, lapse of time or both) any holder of any other Indenture Indebtedness of any Loan Party to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

     "Obligations" means all loans, the Term Loan, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), premiums (including Early Termination Premiums), liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees, charges, costs, or Foothill Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by any Loan Party to Foothill of any kind and description (whether pursuant to or evidenced by the Loan Documents or pursuant to any other agreement between Foothill and any Loan Party, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from any Loan Party to others that Foothill may have obtained by assignment or otherwise, and further including all interest not paid when due and all Foothill Expenses that any Loan Party is required to pay or reimburse by the Loan Documents, by law, or otherwise.

     "OPCO Subsidiaries" means those Subsidiaries of Borrower which own operating assets and which are listed as such on Schedule 5.8.

     "Overadvance" has the meaning set forth in Section 2.5.

     "Participant" means any Person to which Foothill has sold a participation interest in its rights under the Loan Documents.

     "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

     "Performance Compensation Agreement" means any agreements between a Loan Party and any executive officer of such Loan Party pursuant to which such Loan Party provides deferred compensation to such officer by crediting amounts (as determined under a formula set forth in such agreement) to an identified account for the benefit of such executive officer. Performance Compensation Agreements entered into after the date of this Agreement shall provide that no payment shall be required to be made by any Loan Party thereunder if such payment is not permitted under this Agreement or the Indenture and that the Loan Parties' obligations to make payments thereunder shall be subordinated to the obligations of the Loan Parties under the Senior Notes and to the Obligations.

     "Permits" of a Person shall mean all rights, franchises, permits, authorities, licenses, certificates of approval or authorizations, including licenses and other authorizations issuable by a Governmental Authority, which pursuant to applicable Legal Requirements are necessary to permit such Person lawfully to conduct and operate its business as currently conducted and to own and use its assets.

     "Permitted Business" means any business which is the same as or related, ancillary or complementary to, the radio, newspaper, and direct mail advertising businesses of the Loan Parties on the date of this Agreement, as reasonably determined by the Board of Directors of Borrower.

     "Permitted Capital Expenditure" means, with respect to any Person, any expenditure which (i) may be capitalized in accordance with GAAP and (ii) either
(A) is made to purchase equipment leased pursuant to a Capital Lease permitted under clause (xv) of the definition of "Permitted Investment" or (B) the direct benefit of which is realized by the Person making such expenditure.

     "Permitted Discretion" means Foothill's good faith judgment based upon any factor which it believes in good faith (i) will or could adversely affect the value of the Collateral or the enforceability or priority of Foothill's Liens thereon (including, without limitation, the granting of a Lien in accordance with subsection (l) of the definition of "Permitted Liens"), or the amount which Foothill would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral; (ii) suggests that any Collateral report or financial information delivered to Foothill by any Person on behalf of any Loan Party is incomplete, inaccurate or misleading in any material respect; (iii) materially increases the likelihood of a bankruptcy, reorganization or other insolvency proceeding involving any Loan Party or any of the Collateral; or (iv) creates or reasonably could be expected to create a Default or an Event of Default. In exercising such judgment, Foothill may consider such factors already considered in arriving at the Radio Station Collateral Base Amount and the Newspaper Operations Base Amount as well the financial and business climate of the various industries of the Loan Parties and general macroeconomic conditions and any other factors that change the credit risk of lending to Borrower on the security of the Radio Station Collateral and the Newspaper Operations Collateral. The burden of establishing lack of good faith shall be on Borrower.

     "Permitted Investment" means an Investment by a Loan Party in (i) a Wholly-Owned Subsidiary of such Loan Party; provided, however, that the primary business of such Wholly-Owned Subsidiary is a Permitted Business; (ii) another Person if as a result of such Investment, such other Person becomes a Wholly-Owned Subsidiary of such Loan Party or is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, such Loan Party or a Wholly-Owned Subsidiary thereof; provided, however, that in each case such Person's primary business is a Permitted Business, and provided that such Person shall execute and deliver an amendment to the Loan Documents to become a Subsidiary Guarantor of the Obligations, and shall execute such financing statements and other documents and take such other actions as Foothill shall reasonably require in order to cause such Person's assets to be subject to Foothill's Lien; (iii) [intentionally deleted]; (iv) another Loan Party that is not a Subsidiary of such Loan Party; provided, however, that with respect to any Loan Party, (A) the aggregate of all amounts outstanding at any one time owing to such Loan Party from all other non-Borrower Loan Parties shall not exceed $1.0 million and (B) the aggregate of all amounts owed by such Loan Party at any one time to all other non-Borrower Loan Parties shall not exceed $1.0 million;
(v) Temporary Cash Investments; (vi) receivables owing to such Loan Party, created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (vii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (viii) loans and advances made to employees made in the ordinary course of business consistent with past practices of such Loan Party in an aggregate amount outstanding at any one time not to exceed $250,000 to any one employee or $1.0 million in the aggregate; (ix) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to such Loan Party or in satisfaction of judgments or claims; (x) a Person engaged in a Permitted Business or a loan or advance by such Loan Party the proceeds of which are used solely to make an investment in a Person engaged in a Permitted Business or a guarantee by such Loan Party of Indebtedness of any Person engaged in a Permitted Business or a guarantee by such Loan Party of any Person in which such Investment has been made; provided, however, that the documentation evidencing any Permitted Investments made pursuant to this clause (x) shall be assigned, pledged, or otherwise made subject to a security interest and first priority Lien in favor of Foothill pursuant to documents in form and substance reasonably satisfactory to Foothill and provided, further, that no Permitted Investments may be made pursuant to this clause (x) to the extent that the amount thereof would, when taken together with all other Permitted Investments made pursuant to this clause
(x), exceed $5.0 million in the aggregate (plus, to the extent not previously reinvested, any return of capital realized on Permitted Investments made pursuant to this clause (x), or any release or other cancellation of any guarantee constituting such Permitted Investment); (xi) Persons to the extent such Investment is received by such Loan Party as consideration for asset dispositions effected in compliance with Section 7.3(a); (xii) prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of such Loan Party; (xiii) the Managed Affiliate Notes; provided, however, that (A) the aggregate principal amount thereof (including any Managed Affiliate Notes outstanding on the date of this Agreement) does not exceed $20 million at any time outstanding, and (B) all such Managed Affiliates Notes are assigned, pledged, or otherwise made subject to a security interest and first priority Lien in favor of Foothill pursuant to documents in form and substance reasonably satisfactory to Foothill; (xiv) loans to Unrestricted Subsidiaries; provided, however, that (A) no Default or Event of Default shall have occurred and be continuing at the time of the Incurrence thereof by the relevant Unrestricted Subsidiary or would occur as a consequence thereof and the Consolidated Unrestricted Subsidiary Advance Leverage Ratio would not be greater than 2.00 to 1.00, (B) such advances are senior to all other Indebtedness of the relevant Unrestricted Subsidiary other than Capitalized Lease Obligations, mortgage financing or purchase money obligations outstanding on the date on which such Unrestricted Subsidiary was acquired, directly or indirectly, by Borrower or a Loan Agreement Guarantor or the date such Subsidiary was designated an Unrestricted Subsidiary (other than Indebtedness Incurred in anticipation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Unrestricted Subsidiary became a Subsidiary or was otherwise acquired by such Borrower or Loan Agreement Guarantor or was designated as an Unrestricted Subsidiary), (C) such Unrestricted Subsidiary is engaged primarily in a Permitted Business, and (D) such loans shall be assigned, pledged or otherwise made subject to a security interest and first priority Lien in favor of Foothill pursuant to documents in form and substance reasonably satisfactory to Foothill; (xv) Investments in connection with pledges, deposits, payments or performance bonds made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations; (xvi) Capital Leases between Loan Parties; provided, however, that the aggregate amount of such Capital Leases for all Loan Parties at any one time shall not exceed $2.0 million; and (xvii) Permitted Capital Expenditures.

     "Permitted Liens" means (a) Liens held by Foothill, (b) Liens set forth on Schedule P-1, (c) pledges or deposits by a Loan Party under workmen's compensation laws, unemployment insurance laws, other types of social security benefits or similar legislation, or good faith deposits in connection with bids, tenders or contracts (other than for the payment of Indebtedness) or leases to which a Loan Party is a party, or deposits to secure public or statutory obligations or deposits of cash or United States government bonds to secure surety or appeal bonds to which any Loan Party is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case which are the subject of a Permitted Protest and which are incurred by any Loan Party in the ordinary course of business consistent with past practice,
(d) Liens imposed by law, such as carriers', warehousemen's and mechanic's Liens, in each case for sums for sums not yet due from any Loan Party or the subject of a Permitted Protest, as the case may be, or other Liens arising out of judgments or awards against any Loan Party, in each case the subject of a Permitted Protest; (e) Liens for property taxes or other taxes, assessments or governmental charges of any Loan Party not yet due or payable or subject to penalties for nonpayment or which are the subject of a Permitted Protest; (f) Liens in favor of issuers of performance bonds and surety bonds issued pursuant to clause (b)(viii) of Section 7.1;

(g) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property of any Loan Party incidental to the ordinary course of conduct of the business of such Loan Party or as to the ownership of properties of such Loan Party which, in either case, were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Loan Party; (h) after the date of this Agreement, Liens on property, assets or Stock of any Loan Party at the time such Loan Party became a Subsidiary of Borrower or any Loan Agreement Guarantor; provided, however, that (i) any such Liens are either subordinate to the Liens in favor of Foothill or subject to an intercreditor and subordination agreement in form and substance reasonably acceptable to Foothill, (ii) if any such Lien has been Incurred in anticipation of such transaction, such property, assets or Stock subject to such Lien will have a fair market value at the date of the acquisition thereof not in excess of the lesser of (A) the aggregate purchase price paid or owed by Borrower or the applicable Loan Agreement Guarantor in connection with the acquisition of such Loan Party and (B) the fair market value of all property and assets of such Loan Party and (iii) any such Lien will not extend to any other assets owned by such Loan Party; (i) Liens on property or assets at the time any Loan Party acquired such assets, including any acquisition by means of a merger or consolidation with or into such Loan Party; provided, however, that (i) any such Liens are either subordinate to the Liens in favor of Foothill or subject to an intercreditor and subordination agreement in form and substance reasonably acceptable to Foothill, (ii) if any such Lien is Incurred in anticipation of such transaction, such property or assets subject to such Lien will have a fair market value at the date of the acquisition thereof not in excess of the lesser of (A) the aggregate purchase price paid or owed by such Loan Party in connection with the acquisition thereof and of any other property and assets acquired simultaneously therewith and (B) the fair market value of all such property and assets acquired by such Loan Party and
(iii) any such Lien will not extend to any other property or assets owned by such Loan Party; (j) Liens securing obligations under the Intercompany Loan Agreement; (k) Liens securing Indebtedness permitted to be secured pursuant to the proviso to clause (ii) of paragraph (a) of Section 7.1; provided, however, that any such Liens are either subordinate to the Liens in favor of Foothill or subject to an intercreditor and subordination agreement in form and substance reasonably acceptable to Foothill; and (l) Liens securing Indebtedness Incurred under the $5.0 million basket set forth in Section 7.1(b)(xii), which Liens do not otherwise fall within subsections (h) or (i) of this definition; provided, however, that any such Liens shall be subject to the reporting requirements set forth in Section 6.2, and provided further, that, on the basis of such reporting, Foothill may adjust the Borrowing Base in accordance with the proviso set forth in Section 2.1(a).

     "Permitted Protest" means the right of any Loan Party to protest any Lien other than any such Lien that secures the Obligations, tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the books of such Loan Party in an amount that is reasonably satisfactory to Foothill, (b) any such protest is instituted and diligently prosecuted by such Loan Party in good faith, and (c) Foothill is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of Foothill's Liens in and to the Collateral.

     "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

     "Personal Property Collateral" means all Collateral other than the Real Property Collateral.

     "Plan" means any employee benefit plan, program, or arrangement maintained or contributed to by any Loan Party or with respect to which such Loan Party may incur liability.

     "Preferred Stock", as applied to the Stock of any corporation, means Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Stock of any other class of such corporation.

     "Radio Station Collateral" means all of the Collateral identified on Schedule R-2 and any Radio Station Collateral hereafter acquired by any Loan Party.

     "Radio Station Collateral Base Amount" means $22,600,000, which amount has been determined by Foothill based on its assessment of the Radio Station Collateral, as adjusted from time to time in accordance with the provisions of
Section 2.1(a).

     "Real Property" means any estates or interests in real property now or hereafter acquired by any Loan Party.

     "Real Property Collateral" means the parcel or parcels of real property and the related improvements thereto identified on Schedule R-1 and any Real Property hereafter acquired by any Loan Party.

     "Reference Rate" means the variable rate of interest, per annum, most recently announced by Wells Fargo Bank, N.A., or any successor thereto, as its "prime rate," irrespective of whether such announced rate is the best rate available from such financial institution.

     "Related Brill Party" means (i) the spouse or immediate family member of Alan R. Brill or (ii) any trust, corporation, partnership or other entity, the beneficiaries, shareholders, partners, members, owners or Persons beneficially holding an eighty percent (80%) or more controlling interest of which consist of Alan R. Brill and/or such other Persons referred to in clause (i).

     "Renewal Date" has the meaning set forth in Section 3.4.

     "Reportable Event" means any of the events described in Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of thirty (30) days notice to the PBGC is waived under applicable regulations.

     "Restricted Subsidiary" means any Subsidiary of Borrower or any Loan Agreement Guarantor other than an Unrestricted Subsidiary.

     "Retiree Health Plan" means an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by Section 601 of ERISA.

     "Revolving Loan" means, as the context may require, at any time, the sum of the aggregate amount of Advances outstanding.

     "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby a Loan Party transfers such property to a Person and such Loan Party or another Loan Party leases it from such Person.

     "SEC" means the United States Securities and Exchange Commission and any successor Federal agency having similar powers.

     "Secured Note" has the meaning set forth in Section 4.2.

     "Securities Account" means a "securities account" as that term is defined in Section 8-501 of the Code.

     "Senior Indebtedness" means all Indebtedness of the Loan Parties other than Subordinated Obligations.

     "Senior Notes" means the $105,000,000 of 12% Series B Senior Notes due 2007 issued pursuant to the Indenture.

     "Senior Note Guarantees" means the guarantee of the Senior Notes pursuant to the Indenture by the subsidiary guarantors named therein.

     "Solvent" means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

     "Stock" means all shares, options, warrants, membership interests, partnership interests, participations, or other equivalents (regardless of how designated) of or in a corporation, limited liability company, partnership or equivalent entity, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

     "Subordinated Obligation" means any Indebtedness of a Loan Party (whether outstanding on the date of this Agreement or thereafter Incurred) which is subordinate or junior in right of payment to the Senior Notes and the Obligations pursuant to a written agreement.

     "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock or other ownership interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

     "Subsidiary Guarantors" means the OPCO Subsidiaries and the Manager Subsidiaries.

     "System" means, as to any Person, assets constituting a radio communications system authorized under the rules for radio communications services (including any license and the network, marketing, distribution, sales, customer interface and operations functions related thereto) owned or operated by such Person.

     "Tax Allowance Amount" means, with respect to any Member, for any calendar quarter, (i) forty percent (40%) of the excess of (i) the estimated taxable income allocable to such Member arising from its ownership interest in Borrower for the fiscal year through such calendar quarter over (b) any losses of Borrower for prior fiscal years and such fiscal year that are allocable to such Member that were not previously utilized in the calculation of the Tax Allowance Amounts for any period minus (ii) prior distributions of Tax Allowance Amounts for such fiscal year, all as determined by Borrower's accountants in good faith. The amount so determined by such accountants shall be the Tax Allowance Amount for such period and shall be final and binding on all Members.

     "Temporary Cash Investments" means any of the following: (i) any Investment in direct obligations of the United States of American or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;
(ii) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 365 days as of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital surplus and undivided profits aggregating in excess of

$250 million (or the foreign currency equivalent thereof) and whose long-term debt, or whose parent holding company's long-term debt, is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 435 under the Securities
Act), (iii) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above; (iv) Investments in commercial paper, maturing not more than 365 days after the date of acquisition, issued by a corporation (other than an Affiliate of any Loan Party) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P; (v) Investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's and (vi) Investments in mutual funds whose investment guidelines restrict such funds' investments to those satisfying the provisions of clauses (i) through (v) above.

     "Term Loan" has the meaning set forth in Section 2.2.

     "Transaction Date" means, with respect to the Incurrence of any Indenture Indebtedness by any Loan Party, the date such Indenture Indebtedness is to be Incurred.

     "Unrestricted Subsidiary" means (i) any Subsidiary of Borrower or any Loan Agreement Guarantor that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of Borrower or a Loan Agreement Guarantor may designate any Subsidiary of such Person (including any newly acquired or newly formed Subsidiary of such Person) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Stock or Indenture Indebtedness of, or owns or holds any Lien on any property of, Borrower or any Loan Agreement Guarantor or any Loan Party that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that each Subsidiary to be so designated and each of its Subsidiaries has not at the time of such designation, and does not thereafter create, Incur, issue, assume, guarantee or otherwise become liable with respect to any Indenture Indebtedness other than Non-Recourse Debt and either (A) the Subsidiary to be so designated has total consolidated assets of $10,000 or less or (B) if such Subsidiary has consolidated assets greater than $10,000, then such designation would be permitted under Section 4.07 of the Indenture. The Board of Directors of Borrower or any Loan Agreement Guarantor may designate any Unrestricted Subsidiary to be a Restricted Subsidiary subject to the limitations contained in Section 4.17 of the Indenture.

     "Unrestricted Subsidiary Advance" means loans made by Loan Parties to Unrestricted Subsidiaries.

     "Voidable Transfer" has the meaning set forth in Section 15.8.

     "Wholly-Owned Subsidiary" means a Restricted Subsidiary of Borrower or a Loan Agreement Guarantor, at least 95% of the Stock of which (other than directors' qualifying shares) is owned by such Person or another Wholly-Owned Subsidiary of such Person.

     "Y2K Compliant" means, with respect to any Loan Party, that all of such Loan Party's computer based systems, embedded microchips and other processing capabilities effectively recognize and process dates after December 31, 1999 in all material respects.

     1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the terms "Borrower" or "Loan Agreement Guarantors" are used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower and the Loan Agreement Guarantors on a consolidated basis unless the context clearly requires otherwise.

     1.3 Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

     1.4 Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or any other Loan Documents, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by Foothill. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable.

     1.5 Schedules, Exhibits, and Annexes. All of the schedules, exhibits and annexes attached to this Agreement shall be deemed incorporated herein by reference.

2.   LOAN AND TERMS OF PAYMENT.

     2.1 Revolving Facility.

     (a) Subject to the terms and conditions of this Agreement, Foothill agrees to make advances ("Advances") to Borrower of the Revolving Loan in an amount at any one time outstanding not to exceed an amount equal to the lesser of (A) the Maximum Revolving Amount or (B) the Borrowing Base minus the Term Loan. For purposes of this Agreement, "Borrowing Base", as of any date of determination, shall mean the lesser of (x) the applicable percentage as of the date of such determination (as set forth on Annex 2.1(a) hereto) multiplied by the Radio Station Collateral Base Amount plus the applicable percentage as of the date of such determination (as set forth on Annex 2.1(a) hereto) multiplied by the Newspaper Operations Collateral Base Amount and (y) two times trailing twelve month Borrowing Base EBITDA; provided, however, that Foothill may adjust the applicable percentages set forth on Annex 2.1(a) hereto from time to time in its Permitted Discretion.

     (b) Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

     (c) Foothill shall have no obligation to make Advances hereunder to the extent they would cause the outstanding Obligations (other than under the Term
Loan) to exceed the Maximum Revolving Amount.

2.2  Term Loan Facility.

     Subject to the terms and conditions of this Agreement, Foothill agrees to make a term loan to Borrower on the Closing Date in the original principal amount equal to the lesser of (i) Fourteen Million Dollars ($14,000,000) or (ii) the Borrowing Base (the "Term Loan").

2.3  Payments.

     (a) Payments by Borrower.

     (i) All payments to be made by Borrower shall be made without set-off, recoupment, deduction, or counterclaim, except as otherwise required by law. Except as otherwise expressly provided herein, all payments by Borrower shall be made to Foothill at Foothill's address set forth in Section 12 and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Foothill later than 11:00 a.m. (California time), at the option of Foothill, shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

     (ii) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

     (b) Application and Reversal of Payments. All payments from Borrower not relating to principal or interest of specific Advances or a specific Term Loan or not constituting payment of specific fees, and all proceeds of its Collateral received shall be applied, first, to pay any fees, or expense reimbursements then due to Foothill from Borrower; second, to pay interest due Foothill in respect of the Term Loan; third, to pay interest due Foothill in respect of all Advances; fourth, to pay principal of the Term Loan made by Foothill; and fifth, to pay principal of the Advances made by Foothill; provided, that if no Event of Default exists and no Obligations are outstanding, Foothill shall return such remaining proceeds to Borrower.

     (c) Taxes. Any and all payments by Borrower hereunder or under the other Loan Documents shall be made, in accordance with this Section 2.3(c), free and clear of and without deduction for any and all present or future income or other taxes, levies imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority ("Taxes"), excluding taxes imposed on or measured by the net income or capital of Foothill by the jurisdictions under the laws of which it is organized or is resident or carries on business through a permanent establishment located therein or any political subdivisions thereof. If Borrower shall be required by law to deduct any non-excluded Taxes from or in respect of any sum payable hereunder or under any other Loan Document, (i) the sum payable shall be increased as much as shall be necessary so that after making all required withholdings and deductions (including withholdings and deductions applicable to additional sums payable under this Section 2.3(c), Foothill receives an amount equal to the sum it would have received had no such withholdings or deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Any refunds or overpayments of such taxes received by or credited to Foothill shall be applied pursuant to Section 2.3(b). Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to Foothill the original or a certified copy of a receipt evidencing payment thereof.

     2.4 Overadvances. If, at any time or for any reason, the amount of the Obligations owed by Borrower to Foothill pursuant to Sections 2.1 and 2.2 is greater than either the Dollar or percentage limitations set forth in Sections
2.1 or 2.2 (an "Overadvance"), (i) in the case of an Overadvance caused by an interest charge, a Foothill Expense or fees or charges provided for in Section 2.9, Borrower shall have a three (3) Business Day grace period within which to pay to Foothill, in cash, the amount of such excess, after which time such amount shall be charged by Foothill to Borrower's Loan Account and added to the Obligations in accordance with the priority set forth in Section 2.3(b); and
(ii) in all other cases, Borrower immediately shall pay to Foothill, in cash, the amount of such excess, which amount shall be used to reduce the Obligations in accordance with the priority set forth in Section 2.3(b).

     2.5 Interest: Rates, Payments, and Calculations.

     (a) Interest Rate. Except as provided in clause (c) below, all Obligations shall bear interest at a per annum rate of one percent (1%) above the Reference Rate.

     (b) [Intentionally Deleted].

     (c) Default Rate. Upon the occurrence and during the continuation of an Event of Default, (i) all Obligations shall bear interest at a per annum rate equal to three percent (3%) above the then applicable interest in effect under
Section 2.5(a).

     (d) Minimum Interest. In no event shall the rate of interest chargeable hereunder for any day be less than eight percent (8%) per annum. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate. To the extent that interest accrued hereunder at the rate set forth herein (including the minimum interest rate) would yield less than the foregoing minimum amount, the interest rate chargeable hereunder for the period in question automatically shall be deemed increased to that rate that would result in the minimum amount of interest being accrued and payable hereunder.

     (e) Payments. Interest payable hereunder shall be due and payable, in arrears, on the first day of each month during the term hereof. Borrower hereby authorizes Foothill, at its option, without prior notice to Borrower, to charge such interest, all Foothill Expenses (as and when incurred), the fees and charges provided for in Section 2.9 (as and when accrued or incurred), and all other payments due under any Loan Document to Borrower's Loan Account, which amounts thereafter shall accrue interest at the rate then applicable to Loans made hereunder; provided, however, that the parties acknowledge and agree that for ease of administration and compliance with Indenture, interest, Foothill Expenses and the fees and charges provided for in Section 2.9 shall be applied to the Obligations but in no event shall be added to or considered principal owing on the Term Loan or any Advance prior to the expiration of the three (3) Business Day grace period set forth in Section 2.4. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to Loans made hereunder.

     (f) Computation. The Reference Rate as of the date of this Agreement is 8.25% per annum. In the event the Reference Rate is changed from time to time hereafter, the rate of interest provided for in Section 2.5(a) and Section 2.5(c)(i) automatically and immediately shall be increased or decreased by an amount equal to such change in the Reference Rate. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

     (g) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and Foothill in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

     2.6  [Intentionally Deleted].

     2.7 Designated Account. Foothill is authorized to make Loans under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to
Section 2.5(e). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of any Loan requested by Borrower and made by Foothill hereunder. Unless otherwise agreed by Foothill any Loan requested by Borrower and made hereunder shall be made to Borrower's Designated Account.

     2.8 Maintenance of Loan Account; Statements of Obligations. Foothill shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with all Loans made by Foothill to Borrower or for Borrower's account, including accrued interest, Foothill Expenses, and any other payment Obligations. In accordance with Section 2.7, each Loan Account will be credited with all payments received by Foothill from Borrower or for Borrower's account. Foothill shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Foothill Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Foothill unless, within thirty
(30) days after receipt thereof by Borrower, Borrower shall deliver to Foothill written objection thereto describing the error or errors contained in any such statements.

     2.9 Fees. Borrower agrees to pay to Foothill the following fees:

     (a) Closing Fee. On the Closing Date, a closing fee of $150,000.

     (b) Unused Line Fee. On the first day of each month during the term of this Agreement, an unused line fee in an amount equal to three-eighths of one percent (0.375%) per annum times the Average Unused Portion of the Maximum Revolving Amount.

     (c) Facility Fee. A facility fee of $225,000 payable in three equal installments of $75,000, with an installment to be due and payable on each of the first three anniversaries of the Closing Date. Each installment of such facility fee shall be fully earned as of the applicable anniversary of the Closing Date and no installment of such fee paid shall be refunded to Borrower under any circumstances.

     (d) Servicing Fee. On the first day of each month during the term of this Agreement, and thereafter so long as any Obligations are outstanding, a monthly servicing fee in an amount equal to $3,000 per month in arrears; provided that, if Borrower implements Foothill's automated collateral reporting system, such monthly line fee shall be reduced to $2,500 per month (plus a one time set-up fee of $3,000 plus any out-of-pocket expenses incurred to set-up such system, payable on the date of implementation).

     (e) Financial Examination, Documentation, and Collateral Review Fees. Foothill's customary fee of $750 per day per examiner, plus out-of-pocket expenses for each financial analysis and examination (i.e., audits) of any Loan Party performed by personnel employed by Foothill; Foothill's customary collateral review fee of $1,500 per day per person, plus Foothill's out-of-pocket expenses for each collateral review performed by personnel employed by Foothill; and the actual charges paid or incurred by Foothill if it elects to employ the services of one or more third Persons to perform such financial analyses and examinations (i.e., audits) of Borrower or to obtain a review of the Collateral in accordance with the provisions of this Agreement; and, on each anniversary of the Closing Date, Foothill's customary fee of $1,000 per year for its loan documentation review.

3.   CONDITIONS; TERM OF AGREEMENT.

     3.1 Conditions Precedent to the Initial Advance and Term Loan. The obligation of Foothill to make the initial Advance and the Term Loan is subject to the fulfillment, to the satisfaction of Foothill and its counsel, of each of the following conditions on or before the Closing Date:

     (a) the Closing Date shall occur simultaneously with the closing of the NCR Loan and on or before October 27, 1999;

     (b) Foothill shall have received all financing statements required by Foothill, duly executed by each Loan Party, as applicable, and Foothill shall have received searches reflecting the filing of all such financing statements;

     (c) Foothill shall have received each of the documents and items listed on
Schedule 3.1 (which is incorporated herein and made a part of this Agreement), in form and substance satisfactory to Foothill, duly executed and in full force and effect, as applicable;

     (d) [Intentionally Deleted];

     (e) No Material Adverse Change shall have occurred since May 31, 1999;

     (f) Foothill shall have reviewed and found satisfactory each Loan Party's financial and collateral reporting systems and Borrower shall have submitted a plan, satisfactory to Foothill, demonstrating that each Loan Party will be fully Y2K Compliant;

     (g) As of the Closing Date, the aggregate of Borrower's unrestricted cash and Availability shall be at least $10,000,000;

     (h) Foothill shall have (i) determined the Newspaper Operations Collateral Base Amount and Radio Station Collateral Base Amount, in each case satisfactory to Foothill, and (ii) received mortgagee title insurance policies (or marked commitments to issue the same) for the Real Property Collateral issued by a title insurance company satisfactory to Foothill (each a "Mortgage Policy" and, collectively, the "Mortgage Policies") in amounts satisfactory to Foothill assuring Foothill that the Mortgages on such Real Property Collateral are valid and enforceable mortgage Liens on such Real Property Collateral free and clear of all defects and encumbrances except Permitted Liens, and the Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to Foothill;

     (i) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Foothill and its counsel.

     3.2 Conditions Precedent to all Loans. The following shall be conditions precedent to all Loans made hereunder:

     (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

     (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof; and

     (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against any Loan Party, Foothill or any of their respective Affiliates.

     3.3 Condition Subsequent. As a condition subsequent to the Loans made hereunder on the Closing Date, Borrower shall perform or cause to be performed the following (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

     (a) within thirty (30) days of the Closing Date, deliver to Foothill the certified copies of the policies of insurance as are required by Section 6.10, the form and substance of which shall be satisfactory to Foothill and its counsel;

     (b) in the event that the Missouri Entities or substantially all of their assets are not sold by July 30, 2000, cause the Missouri Entities to execute and deliver a guarantee in favor of Foothill substantially in the form of the guarantee delivered on the Closing Date from the Subsidiary Guarantors, and cause the assets of the Missouri Entities to be pledged to and subject to a Lien in favor of Foothill pursuant to documents in form and substance satisfactory to Foothill (provided, however, that Foothill agrees to cause any such Liens to be released upon the sale of such assets in accordance with the terms of Section 7.3(a)(iv); and

     (c) within thirty (30) days of the Closing Date, cause the federal tax lien filed against Brill Radio, Inc. in Virginia to be removed, and upon such removal, promptly provide Foothill with evidence thereof.

     3.4 Term; Automatic Renewal.

     (a) This Agreement shall become effective upon the execution and delivery hereof by Borrower, the Loan Agreement Guarantors and Foothill and shall continue in full force and effect for a term ending on the date (the "Renewal Date") that is five (5) years from the Closing Date and automatically shall be renewed for successive one (1) year periods thereafter, unless sooner terminated pursuant to the terms hereof.

     (b) Either party may terminate this Agreement effective on the Renewal Date or on any anniversary of the Renewal Date by giving the other party at least ninety (90) days prior written notice. The foregoing notwithstanding, Foothill shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default. Upon the maturity date of the Loans or the earlier termination of this Agreement pursuant to the terms hereof, the parties acknowledge and agree that the NCR Loan immediately shall become due and payable.

     3.5 Effect of Termination.

     (a) On the date of termination of this Agreement, all Obligations (including the Term Loan) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge any Loan Party of such Loan Party's duties, Obligations, or covenants hereunder or under the other Loan Documents, and Foothill's continuing security interests in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and Foothill's obligations to provide additional credit hereunder have been terminated.

     (b) If Borrower has sent a notice of termination pursuant to the provisions of Section 3.4, but fails to pay the Obligations in full on the date set forth in said notice, then Foothill may, but shall not be required to, renew this Agreement for an additional term of one (1) year.

     3.6 Early Termination by Borrower. The provisions of Section 3.4 that allow termination of this Agreement by Borrower only on the Renewal Date and certain anniversaries thereof notwithstanding, Borrower has the option, at any time upon ten (10) Business Days prior written notice to Foothill, to terminate this Agreement by paying Foothill, in cash, the Obligations in full, together with a premium (the "Early Termination Premium") equal to (a) Seven Hundred Fifty Thousand Dollars ($750,000) if the effective date of termination of this Agreement is on or prior to the first anniversary of the Closing Date, (b) Six Hundred Thousand Dollars ($600,000) if the effective date of such termination is on or prior to the second anniversary of the Closing Date (c) Four Hundred Fifty Thousand Dollars ($450,000) if the effective date of termination of this Agreement is on or prior to the third anniversary of the Closing Date; (d) Three Hundred Thousand Dollars ($300,000) if the effective date of termination of this Agreement is on or prior to the fourth anniversary of the Closing Date; and (e) One Hundred Fifty Thousand Dollars ($150,000) if the effective date of termination of this Agreement is prior to (but not on) the fifth anniversary of the Closing Date.

     3.7 Termination Upon Event of Default. If Foothill terminates this Agreement upon the occurrence of an Event of Default, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Foothill's lost profits as a result thereof, Borrower shall pay to Foothill upon the effective date of such termination, a premium in an amount equal to the Early Termination Premium. The Early Termination Premium shall be presumed to be the amount of damages sustained by Foothill as the result of the early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The Early Termination Premium provided for in this Section 3.7 shall be deemed included in the Obligations.

4.   CREATION OF SECURITY INTEREST.

     4.1 Grant of Security Interest. Each of Borrower and each Loan Agreement Guarantor hereby grants to Foothill continuing Liens on all right, title, and interest of such Person in and to all currently existing and hereafter acquired or arising Personal Property Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by such Person of each of its covenants and duties under the Loan Documents. Foothill's Liens in and to the Personal Property Collateral shall attach to all Personal Property Collateral without further act on the part of Foothill or any Person. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Asset Dispositions permitted pursuant to Section 7.3(a), no Loan Party has authority, express or implied, to dispose of any item or portion of the Personal Property Collateral or the Real Property Collateral.

     4.2 Negotiable Collateral. In the event that any Collateral, including proceeds, is evidenced by a personal property lease, chattel paper or any other item described in the definition of "Negotiable Collateral", the applicable Loan Party promptly shall cause any such Collateral to bear a legend indicating that such Collateral is subject to a Lien in favor of Foothill. Notwithstanding the foregoing, on the Closing Date and as and when created thereafter, the Loan Parties shall endorse and deliver physical possession to Foothill the Stock pledged to Foothill pursuant to the Loan Documents, the Intercompany Notes, the Managed Affiliate Notes, and any other note evidencing an Unrestricted Subsidiary Advance the amount of which exceeds $1.0 million (provided that the aggregate of all such undelivered notes owing from Unrestricted Subsidiaries shall not exceed $5.0 million in the aggregate) unless any such Intercompany Note, Managed Affiliate Note, or other note is secured (a "Secured Note"), in which case the applicable Loan Party shall cause such Secured Note to bear a legend indicating that such Secured Note is subject to a Lien in favor of Foothill. Any such Secured Note shall be subject to the reporting requirements set forth in Section 6.2.

     4.3 Collection of Accounts, General Intangibles, and Negotiable Collateral. With respect to any Loan Party, at any time after the occurrence and during the continuance of an Event of Default (and in the case of any Account Debtor of such Loan Party which Account Debtor is also Loan Party, at any time), Foothill or Foothill's designee may (a) notify customers or Account Debtors that the Accounts, General Intangibles, or Negotiable Collateral of such Loan Party have been assigned to Foothill or that Foothill has a security interest therein and
(b) collect the Accounts, General Intangibles, and Negotiable Collateral of such Loan Party directly and charge the collection costs and expenses to the Loan Account. At all times, Borrower and each Loan Agreement Guarantor agrees, and agrees to cause each Loan Party, to hold in trust for Foothill, as Foothill's trustee, any Collections that it receives with respect to the secured term notes described in Section 6.7, and immediately will deliver said Collections to Foothill in their original form as received by such Loan Party. With respect to all other Collections, upon the occurrence and during the continuance of an Event of Default, Borrower and each Loan Agreement Guarantor agrees, and agrees to cause each Loan Party, to hold in trust for Foothill, as Foothill's trustee, any Collections that it receives and immediately will deliver said Collections to Foothill in their original form as received by such Loan Party.

     4.4 Delivery of Additional Documentation Required. At any time upon the request of Foothill, Borrower and each Loan Agreement Guarantor shall, and agree to cause each Loan Party to, execute and deliver to Foothill all financing statements, collateral assignments, continuation financing statements, fixture filings, security agreements, pledges, assignments, mortgages, leasehold mortgages, deeds of trust, leasehold deeds of trust, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Foothill reasonably may request, in form satisfactory to Foothill, to perfect and continue perfected Foothill's Liens on the Collateral (whether now owned or hereafter arising or acquired), and in order to consummate fully all of the transactions contemplated hereby and under the other the Loan Documents.

     4.5 Power of Attorney. Each of Borrower and each Loan Agreement Guarantor hereby irrevocably makes, constitutes, and appoints Foothill (and any of Foothill's officers, employees, or agents designated by Foothill) as such Person's true and lawful attorney, with power to (a) if such Person refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of such Person on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing or Foothill in good faith believes that an Event of Default has occurred and is continuing, sign such Person's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse such Person's name on any Collection item that may come into Foothill's possession, (e) at any time that an Event of Default has occurred and is continuing or Foothill in good faith believes that an Event of Default has occurred and is continuing, notify the post office authorities to change the address for delivery of such Person's mail to an address designated by Foothill, to receive and open all mail addressed to such Person, and to retain all mail relating to the Collateral and forward all other mail to such Person, (f) at any time that an Event of Default has occurred and is continuing or Foothill in good faith believes that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under such Person's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (g) at any time that an Event of Default has occurred and is continuing or Foothill in good faith believes that an Event of Default has occurred and is continuing (or, in the case of any Account Debtor which is also a Loan Party, at any time), settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms that Foothill determines to be reasonable, and Foothill may cause to be executed and delivered any documents and releases that Foothill determines to be necessary. The appointment of Foothill as such Person's attorney, and each and every one of Foothill's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Foothill's obligations to extend credit hereunder are terminated. Foothill agrees to promptly advise Borrower of any actions taken by Foothill utilizing the power of attorney granted hereby.

     4.6 Right to Inspect. Foothill (through any of its officers, employees, or agents) shall have the right, from time to time hereafter to inspect the Books and to check, test, and appraise the Collateral in order to verify any Loan Party's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

     4.7 Control Agreements.

     (a) Borrower and each Loan Agreement Guarantor agree that it will, and that it will cause each Loan Party to, cause all cash proceeds of any Asset Disposition held in anticipation of reinvestment to be deposited in a Depositary Account subject to a Control Agreement and invested in Temporary Cash Investments, which cash proceeds shall remain in such Depositary Account until Foothill shall consent to the release thereof in accordance with Section 7.3(a)(iii)(B).

     (b) Upon the occurrence and during the continuance of an Event of Default, each of Borrower and each Loan Agreement Guarantor agrees that it will not, and that it will cause each Loan Party not to, transfer assets out of any Securities Account or Depositary Account and, if to another securities intermediary or financial institution, as applicable, unless such Person, Foothill, and the substitute securities intermediary or financial institution, as applicable, have entered into a Control Agreement. So long as no Event of Default has occurred and is continuing or would result therefrom, such Loan Party may use such assets to the extent permitted by this Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Depositary Accounts, Securities Accounts or other investment property shall be modified by any Loan Party without the prior written consent of Foothill. Upon the occurrence and during the continuance of a Default or Event of Default, Foothill may notify any financial institution or securities intermediary, as applicable, to liquidate or transfer the applicable Depositary Account or Securities Account or any related investment property maintained or held thereby and remit the proceeds thereof to an account designated by Foothill.

5.   REPRESENTATIONS AND WARRANTIES.

     In order to induce Foothill to enter into this Agreement, each of Borrower and each Loan Agreement Guarantor, on its own behalf and on behalf of each Loan Party, makes the following representations and warranties to Foothill which shall be true, correct, and complete in all respects as of the date hereof, and shall be true, correct, and complete in all respects as of the Closing Date, and at and as of the date of the making of each Advance made thereafter, as though made on and as of the date of the making of such Advance (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

     5.1 No Encumbrances. Each Loan Party has good and indefeasible title to its Collateral, free and clear of Liens except for Permitted Liens (and in the case of Brill Radio, Inc., except for the federal tax lien filed against it in Virginia, as disclosed to Foothill prior to the Closing Date).

     5.2 Intercompany Loan Agreement. A true, correct and complete copy of the Intercompany Loan Agreement and all exhibits, supplements, addenda and amendments or other modifications thereto is attached hereto as Exhibit B. The Intercompany Loan Agreement and the Intercompany Notes are in full force and effect and are the valid, binding and enforceable obligation of the Persons party thereto. Schedule 5.2 sets forth as of the date hereof the amount outstanding of all advances to any Subsidiary Guarantor, and in each case indicating (i) the final maturity date with respect thereto and (ii) the use or purpose therefor, if not for general corporate business purposes.

     5.3 Real Property Collateral. With respect to each Loan Party granting a Lien on Real Property Collateral in favor of Foothill, the legal description attached to each Mortgage encumbering such Real Property Collateral with a Lien in favor of Foothill accurately describes all Real Property of such Loan Party in that jurisdiction except for the office space leases described on Schedule 5.3, and is the same as the legal description used to encumber such Loan Party's Real Property in connection with prior financings.

     5.4 Equipment. All of the Equipment is used or held for use in each Loan Party's business and is fit for such purposes.

     5.5 Location of Inventory and Equipment. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party (without Foothill's prior written consent) and are located only at the locations identified on
Schedule 6.12 or otherwise permitted by Section 6.12.

     5.6 Intercompany Loan Records. Each Loan Party keeps correct and accurate records concerning the transactions made pursuant to the Intercompany Loan Agreement.

     5.7 Location of Chief Executive Office; FEIN. The chief executive office of Borrower and each Loan Agreement Guarantor is located at the address indicated in the preamble to this Agreement. The chief executive office of each other Loan Party and each Loan Party's FEIN is listed on Schedule 5.7.

     5.8 Due Organization and Qualification; Subsidiaries.

     (a) Each Loan Party is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, as applicable, and is qualified and licensed to do business in, and in good standing in, any jurisdiction where the failure to be so licensed or qualified could reasonably be expected to constitute a Material Adverse Change.

     (b) Set forth on Schedule 5.8 is a complete and accurate list of each of Borrower's and each Loan Agreement Guarantor's Wholly-Owned Subsidiaries, showing: (i) the number of shares of each class of common and preferred Stock authorized for each of such Wholly-Owned Subsidiaries; and (ii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower or such Loan Agreement Guarantor, as applicable. All of the outstanding capital Stock of each such Wholly-Owned Subsidiary has been validly issued and is fully paid and non-assessable. Each of the Subsidiary Guarantors is a Restricted Subsidiary. Each Loan Party is incorporated, organized or formed, as applicable, in the State of Virginia.

     (c) Except as set forth on Schedule 5.8, or Schedule A-1, no capital Stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for capital Stock) of any Wholly-Owned Subsidiary or any directly owned Unrestricted Subsidiary of Borrower or any Loan Agreement Guarantor is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

     (d) As of the Closing Date, other than the Missouri Entities, Borrower, and BMC Holdings, Inc., all of the Subsidiary Guarantors taken together constitute all of the Restricted Subsidiaries under the Indenture.

     5.9 Due Authorization; No Conflict.

     (a) The execution, delivery, and performance by each Loan Party of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary corporate, limited liability or partnership action, as applicable. Borrower and each Loan Agreement Guarantor have the authority to make the representations, warranties and covenants made by it in this Agreement on behalf the Loan Parties.

     (b) The execution, delivery, and performance by each Loan Party of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation (including Regulations T, U, and X of the Federal Reserve Board) applicable to such Loan Party, the Governing Documents of such Loan Party, or any order, judgment, or decree of any court or other Governmental Authority binding on such Loan Party,
(ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of such Loan Party, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Loan Party, other than Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of such Loan Party.

     (c) Other than the filing of appropriate financing statements, fixture filings and Mortgages, the execution, delivery, and performance by each Loan Party of this Agreement and the Loan Documents to which such Loan Party is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

     (d) This Agreement and the Loan Documents to which each Loan Party is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Loan Party will be the legally valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

     (e) The Liens granted by each Loan Party to Foothill in and to its properties and assets pursuant to this Agreement and the other Loan Documents are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

     5.10 Litigation. There are no actions or proceedings pending by or against any Loan Party before any court or administrative agency and no Loan Party has knowledge or belief of any pending or threatened litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving any Loan Party or any guarantor of the Obligations, except for: (a) ongoing collection matters in which any Loan Party is the plaintiff; (b) matters disclosed on Schedule 5.10; and (c) matters arising after the date hereof that, if decided adversely to any Loan Party, would not result in a Material Adverse Change.

     5.11 No Material Adverse Change. All financial statements relating to any Loan Party or any guarantor of the Obligations that have been delivered by Borrower to Foothill have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present such Loan Party's (or such guarantor's, as applicable) financial condition as of the date thereof and such Loan Party's results of operations for the period then ended. There has not been a Material Adverse Change with respect to such Loan Party (or such guarantor, as applicable) since the date of the latest financial statements submitted to Foothill on or before the Closing Date.

     5.12 No Fraudulent Transfer.

     (a) Each Loan Party is, and Borrower and its Subsidiaries on a consolidated basis, and each Loan Agreement Guarantor and its Subsidiaries on a consolidated basis, are, and immediately following the making of each Loan made on the Closing Date and after giving effect to the application of the proceeds of such Loans, will be, Solvent. The Guaranty Inducement and Offset Agreement among Borrower and the Subsidiary Guarantors provides, by virtue of the rights granted therein, each Loan Party with a fair equivalent value in exchange for such Loan Party's guarantee of the Obligations.

     (b) No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.

     5.13 Employee Benefits. None of Borrower, any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan. No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that could reasonably be expected to result in a Material Adverse Change. None of Borrower or its Subsidiaries, any ERISA Affiliate, or any fiduciary of any Plan is subject to any material direct or indirect liability with respect to any Plan under any applicable law, treaty, rule, regulation, or agreement. None of Borrower or its Subsidiaries or any ERISA Affiliate is required to provide security to any Plan under Section 401(a)(29) of the IRC.

     5.14 Environmental Condition. Except as disclosed on Schedule 5.14: (a) none of any Loan Party's properties or assets has ever been used by such Loan Party or, to the best of such Loan Party's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials; (b) none of any Loan Party's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute; (c) no Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by any Loan Party; and (d) no Loan Party has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other Governmental Authority concerning any action or omission by such Loan Party resulting in the releasing or disposing of Hazardous Materials into the environment.

     5.15 Brokerage Fees. Except for fees payable to Standard Capital not to exceed $327,000, no brokerage commission or finders fee has or shall be incurred or payable in connection with or as a result of Borrower obtaining financing from Foothill under this Agreement, and no Loan Party has utilized the services of any broker or finder in connection with Borrower's obtaining financing from Foothill under this Agreement.

     5.16 Permits and other Intellectual Property. Each Loan Party owns or possesses adequate licenses or other rights to use all Permits, patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, trade secrets and know-how (collectively, the "Intellectual Property") that are necessary for the operation of its business as currently conducted. No Loan Party owns any federally registered Intellectual Property. Other than as set forth on Schedule 5.10, no claim is pending or threatened to the effect that any Loan Party infringes upon, or conflicts with, the asserted rights of any other Person under any Intellectual Property, and to the best of any Loan Party's knowledge there is no basis for any such claim (whether pending or threatened). No claim is pending or threatened to the effect that any such Intellectual Property owned or licensed by any Loan Party, or in which any Loan Party otherwise has the right to use is invalid or unenforceable by such Loan Party, and to the best of any Loan Party's knowledge there is not basis for any such claim (whether or not pending or threatened).

     5.17 Leases. (a) Schedule 5.17 is a schedule of all presently effective Leases and Capital Leases with respect to each Loan Party. Each of such Leases and Capital Leases is in full force and effect. No party to any such Lease or Capital Lease to which any Loan Party is a party as of the date of this Agreement is in default or violation of any such Lease or Capital Lease and such Loan Party has not received any notice or threat of cancellation of any such Lease or Capital Lease. Each Loan Party has made all payments due under its Leases and/or Capital Leases listed on Schedule 5.17. Each Loan Party hereby authorizes Foothill at any time and from time to time to contact any of such Loan Party's lessors/landlords in order to confirm such Loan Party's continued compliance with the terms and conditions of the Lease(s) and/or Capital Leases(s) between such Loan Party and that lessor/landlord and to discuss such issues concerning such Loan Party's occupancy thereunder as Foothill may determine.

     5.18 FCC Compliance; Licenses.

     (a) The Licenses have been duly issued and are in full force and effect. The Licenses are held by the OPCO Subsidiaries as set forth on Schedule R-2 hereto.

     (b) The Licenses constitute all of the licenses, permits and authorizations required by the FCC in order to operate the Radio Station Collateral as it is currently being operated.

     (c) Each Loan Party which holds a License, and the operation of the Radio Station Collateral, is in compliance in all material respects with the Communications Act and the terms of the applicable License.

     (d) There is no notice of apparent liability, violation, forfeiture, or other order issued by or pending before the FCC, or of any other proceedings of or before the FCC. Except as set forth on Schedule 5.10, no Loan Party has knowledge of any complaint or investigation currently pending or threatened by or before the FCC.

     (e) No event has occurred which (i) results in, or after notice or lapse of time or both would result in, revocation, suspension, adverse modification, non-renewal, impairment, restriction or termination of, or other forfeiture with respect to, any License in any respect, or which otherwise could reasonably be expected to result in a Material Adverse Change or (ii) affects or could reasonably be expected in the future to affect any of the material rights of any Loan Party under any License in any respect, or which otherwise could reasonably be expected to result in a Material Adverse Change.

     (f) Each Loan Party has duly filed in a timely manner all material filings, reports, applications, documents, instruments and information required to be filed by it under the Communications Act, and all such filings were when made true, correct and complete in all material respects.

     (g) No Loan Party has any reason to believe that any License will not be renewed in the ordinary course, except where the failure of any such Licenses to be renewed, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

     5.19 Transactions with Affiliates.

     With respect to each Loan Party, all transactions with Affiliates of such Loan Party permitted by this Agreement, except restricted payments permitted under Section 7.8(a) hereof, are or will be in the ordinary course of such Loan Party's business, upon fair and reasonable terms, fully disclosed to Foothill, and no less favorable to such Loan Party than would be obtained in an arm's length transaction with a non-Affiliate.

     5.20 Year 2000 Compliance.

     Each Loan Party is Y2K Compliant.

6.   AFFIRMATIVE COVENANTS.

     Each of Borrower and each Loan Agreement Guarantor covenants and agrees, on its own behalf and on behalf of each Loan Party, that so long as any credit hereunder shall be available and until full and final payment of the Obligations, and unless Foothill shall otherwise consent in writing, such Person shall do all of the following:

     6.1 Accounting System. Maintain a standard and modern system of accounting that enables such Loan Party to produce financial statements in accordance with GAAP, and maintain records pertaining to its Collateral that contain information as from time to time may be requested by Foothill.

     6.2 Collateral Reporting. On a quarterly basis, and in any event, by no later than the 45th day following a fiscal quarter end, provide Foothill with the following documents in form satisfactory to Foothill: (a) a detailed calculation of the Borrowing Base, together with a reconciliation to the detailed calculation of its Borrowing Base previously provided to Foothill, (b) a statement setting forth current Intercompany Loan balances, (c) a statement of Secured Notes, setting forth (i) the principal amount of each Secured Note, (ii) the date of such Secured Note and the security agreement related thereto, (iii) the obligor thereunder, and (iv) the location where such Secured Note is kept,
(d) a statement setting forth Liens granted pursuant to subsection (l) of the definition of "Permitted Liens", (e) a statement setting forth the amount and location of cash proceeds of any Asset Disposition held in a Depositary Account pursuant to the requirements of Section 4.7(a), if any, and (f) such other reports as to its Collateral or the financial condition of Borrower and the other Loan Parties as Foothill may reasonably request from time to time.

     6.3 Financial Statements, Reports, Certificates. Deliver to Foothill: (a) as soon as available, but in any event within forty-five (45) days after the end of each fiscal quarter during each fiscal year of Borrower, a company prepared consolidated balance sheet, consolidated income statement, and consolidated statement of cash flow covering operations during such period, in each case with respect to Borrower and the Loan Agreement Guarantors on a consolidated basis; and (b) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of Borrower, consolidated financial statements for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Foothill and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP, together with a certificate of such accountants addressed to Foothill stating that such accountants do not have knowledge of the existence of any Default or Event of Default under Section 7.20. Such audited financial statements shall include a balance sheet, profit and loss statement, and statement of cash flow and, if prepared, such accountants' letter to management. In addition to the financial statements referred to above, Borrower agrees to deliver to Foothill as soon as available, but in any event within forty-five (45) days after the end of each fiscal quarter during each fiscal year of Borrower, unaudited financial statements prepared on a consolidating basis as to present the Loan Parties as a group by geographic market, and to present the Unrestricted Subsidiaries and the Missouri Entities combined.

     Together with the above, Borrower and each Loan Agreement Guarantor also shall deliver to Foothill its Form 10-Q Quarterly Reports, Form 10-K Annual Reports, and Form 8-K Current Reports, and any other filings made by such Person with the SEC, if any, within five (5) days after the same are filed, or any other information that is provided by such Person to the holders of the Senior Notes, and any other report reasonably requested by Foothill relating to the financial condition of such Person.

     Each fiscal quarter, together with the financial statements provided pursuant to Section 6.3(a), Borrower shall deliver to Foothill a certificate signed by its chief executive officer to the effect that: (i) all financial statements delivered or caused to be delivered to Foothill hereunder have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and in the case of interim unaudited financial statements, also being subject to year-end audit adjustments) and fairly present the financial condition of such Persons, (ii) the representations and warranties of the Loan Parties contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), (iii) for each fiscal quarter that also is the date on which a financial covenant in Section 7.20 is to be tested, a Compliance Certificate demonstrating in reasonable detail compliance at the end of such period with the applicable financial covenants contained in Section 7.20 and certain tax related matters described therein, and (iv) on the date of delivery of such certificate to Foothill there does not exist any condition or event that constitutes a Default or Event of Default (or, in the case of clauses (i), (ii), or (iii), to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action such Loan Party has taken, is taking, or proposes to take with respect thereto).

     Upon Foothill's written request, each Loan Party shall have issued written instructions to its independent certified public accountants authorizing them to communicate with Foothill and to release to Foothill whatever financial information concerning such Person that Foothill may reasonably request. Each Loan Party hereby irrevocably authorizes and directs all auditors, accountants, or other third parties to deliver to Foothill, at Borrower's expense, copies of such Person's financial statements, papers related thereto, and other accounting records of any nature in their possession, and to disclose to Foothill any information they may have regarding such Person's business affairs and financial conditions.

     6.4 Tax Returns. Allow Foothill to inspect at Borrower's chief executive office copies of each Loan Party's future federal income tax returns, and any amendments thereto, within thirty (30) days of the filing thereof with the Internal Revenue Service, and cause copies to be made of any such materials as Foothill may reasonably request for purposes of Foothill's further inspection and study.

     6.5 Guarantor Reports. Upon Foothill's written request, cause any guarantor of any of the Obligations to deliver its unaudited annual financial statements at the time when Borrower and the Loan Parties provide their audited financial statements to Foothill.

     6.6 Corporate Existence. Subject to Section 7.3(b), each Loan Party shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate, partnership, limited liability company or other existence in accordance with its organizational documents (as the same may be amended from time to time with the prior written consent of Foothill, not to be unreasonably withheld or delayed), Licenses and franchises. In order to maintain perfection and priority of the Liens in favor of Foothill, no Loan Party shall change such Loan Party's name, FEIN, corporate structure (within the meaning of Section 9402(7) of the Code), or identity, or add any new fictitious name, without providing Foothill with fifteen (15) days prior written notice of such change and executing and delivering all financing statements and other documents and taking all such actions as may reasonably be required by Foothill.

     6.7 Application of Payments on Secured Term Notes.

     Borrower agrees that any and all payments (i) by Reading Radio, Inc. to Borrower under the secured term note dated as of the Closing Date executed by Reading Radio, Inc. in favor of Borrower in the original principal amount of $6.0 million or (b) by Central Michigan Newspapers, Inc. to Borrower under the secured term note dated as of the Closing Date executed by Central Michigan Newspapers, Inc. in favor of Borrower in the original principal amount of $9.0 million shall be applied to reduce the Obligations in accordance with the priority set forth in Section 2.3(b).

     6.8 Maintenance of Equipment. Maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Other than those items of Equipment that constitute fixtures on the Closing Date, such Loan Party shall not permit any item of Equipment to become a fixture to real estate or an accession to other property, and such Equipment shall at all times remain personal property.

     6.9 Taxes.

     (a) Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against such Loan Party or any of its property or assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest.

     (b) Make due and timely payment or deposit of all such federal, state and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Foothill the Compliance Certificate which, among other things, shall attest to the payment thereof or deposit with respect thereto.

     (c) Make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, provincial and federal income taxes, and will, upon request, furnish Foothill with evidence reasonably satisfactory to Foothill indicating that such Loan Party has made such payments or deposits.

     6.10 Insurance.

     (a) At its expense, keep the Personal Property Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. Each Loan

Party also shall maintain extra expense coverage, public liability, product liability, and property damage insurance relating to such Loan Party's ownership and use of the Personal Property Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation.

     (b) At its expense, obtain and maintain (i) insurance of the type necessary to insure the Collateral, for the full replacement cost thereof, against any loss by fire, lightning, windstorm, hail, explosion, aircraft, smoke damage, vehicle damage, and other risks from time to time included under "extended coverage" policies, in such amounts as Foothill may reasonably require, but in any event in amounts sufficient to prevent Borrower or the applicable Loan Party from becoming a co-insurer under such policies, (ii) combined single limit bodily injury and property damages insurance against any loss, liability, or damages on, about, or relating to each parcel of Real Property Collateral, in coverages and amounts reasonable and customary for companies in like industries; and (iii) insurance for such other risks as Foothill may reasonably require. Replacement costs, at Foothill's option, may be redetermined by an insurance appraiser, satisfactory to Foothill, not more frequently than once every 12 months at Borrower's cost.

     (c) All such policies of insurance shall be in such form, with such companies, and in such amounts as may be reasonably satisfactory to Foothill. All insurance required herein shall be written by companies which are authorized to do insurance business in the State in which the applicable Loan Party does business. All hazard insurance and such other insurance as Foothill shall specify, shall contain a Form 438BFU (NS) mortgagee endorsement, or an equivalent endorsement satisfactory to Foothill, showing Foothill as its interests may appear, and shall contain a waiver of warranties. Every policy of insurance referred to in this Section 6.10 shall contain an agreement by the insurer that it will not cancel such policy except after 30 days (or in the case of nonpayment of a premium, 10 days) prior written notice to Foothill and that any loss payable thereunder shall be payable notwithstanding any act or negligence of such Loan Party or Foothill which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (i) occupancy or use of the Real Property Collateral for purposes more hazardous than permitted by the terms of such policy, (ii) any foreclosure or other action or proceeding taken by Foothill pursuant to the Mortgages upon the happening of an Event of Default, or (iii) any change in title or ownership of the Real Property Collateral. Borrower shall deliver to Foothill certified certificates of such policies of insurance and evidence of the payment of all premiums therefor.

     (d) Certificates satisfactory to Foothill evidencing such insurance shall be delivered to Foothill at least fifteen (15) days prior to the expiration of the existing or preceding policies. Borrower shall give Foothill prompt notice of any loss exceeding $100,000 covered by such insurance, and Foothill shall have the right on behalf of Borrower to adjust any such loss. Foothill shall have the exclusive right to adjust all such losses payable under any such insurance policies without any liability to Borrower whatsoever in respect of such adjustments. Any monies received as payment for any such loss under any insurance policy including the insurance policies mentioned above in amounts greater than $100,000 per occurrence shall be paid over to a Depositary Account and disbursed to Borrower under stage payment terms satisfactory to Foothill for application to the cost of repairs, replacements, or restorations. All repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction.

Upon the occurrence of an Event of Default, Foothill shall have the right to apply all prepaid premiums to the payment of the Obligations in such order or form as Foothill shall determine.

     (e) No Loan Party shall take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this
Section 6.10, unless Foothill included thereon as named insured with the loss payable to Foothill under a standard 438BFU (NS) Mortgagee endorsement, or its local equivalent. Each Loan Party immediately shall notify Foothill whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and certificates of such policies immediately shall be provided to Foothill.

     6.11 No Setoffs or Counterclaims. Make payments hereunder and under the other Loan Documents by or on behalf of such Loan Party without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, provincial or local taxes.

     6.12 Location of Inventory and Equipment. Keep the Inventory and Equipment only at the locations identified on Schedule 6.12; provided, however, that Borrower may amend Schedule 6.12 by written notice to Foothill prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States or Canada, and so long as, at the time of such written notification, Borrower or the applicable Loan Agreement Guarantor provides (or causes the applicable Loan Party to provide) any financing statements or fixture filings necessary or advisable to perfect and continue perfected Foothill's Liens on such assets and also provides to Foothill a Collateral Access Agreement.

     6.13 Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and could not reasonably be expected to result in a Material Adverse Change.

     6.14 Employee Benefits.

     (a) Cause to be delivered to Foothill: (i) promptly, and in any event within ten (10) Business Days after Borrower or any of its Subsidiaries knows or has reason to know that an ERISA Event has occurred that could reasonably be expected to result in a Material Adverse Change, a written statement of the chief financial officer of Borrower describing such ERISA Event and any action that is being taking with respect thereto by Borrower, any such Subsidiary or ERISA Affiliate, and any action taken or threatened by the IRS, Department of Labor, or PBGC. Borrower or any such Subsidiary, as applicable, shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor, (ii) promptly, and in any event within three (3) Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate with respect to such request, and (iii) promptly, and in any event within three (3) Business Days after receipt by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

     (b) Cause to be delivered to Foothill, upon Foothill's request, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of Borrower or its Subsidiaries;
(ii) the most recent determination letter issued by the IRS with respect to each Benefit Plan; (iii) for the three most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last three (3) plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by Borrower or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of Borrower or its Subsidiaries under any Retiree Health Plan.

     6.15 Leases. Pay when due all rents and other amounts payable under any Leases or Capital Leases to which any Loan Party is a party or by which such Loan Party's properties and assets are bound, unless such payments are the subject of a Permitted Protest. To the extent that any Loan Party fails timely to make payment of such rents and other amounts payable when due thereunder, Foothill shall be entitled, in its discretion, to reserve an amount equal to such unpaid amounts against such Borrowing Base.

     6.16 Broker Commissions. Pay the brokerage fees described in Section 5.15.

     6.17 [Intentionally Deleted] .

     6.18 Intellectual Property. Promptly notify Foothill upon the acquisition of any rights to Intellectual Property and execute and deliver all security agreements and other documents that Foothill reasonably may request, in form satisfactory to Foothill, to perfect Foothill's Liens on such Intellectual Property.

     6.19 Regulatory Consents.

     Notwithstanding any other provision of this Agreement:

     (a) To the extent the exercise of any of Foothill's remedies hereunder or under any Loan Document would constitute an assignment or transfer of control of any License that, under then-applicable law, would require the prior consent of, or notification to, the FCC, Foothill shall not exercise such remedy until the FCC shall have granted its consent or prior notice shall have been given, as the case may be. To the extent that the prior consent of the FCC shall be required under then-applicable law, Foothill agrees not to exercise the rights granted hereunder and under the other Loan Documents to foreclose or otherwise dispose of the Stock unless and until the FCC shall have granted its prior consent with respect thereto. So long as no Event of Default shall have occurred and be continuing, the certificates representing such Stock shall remain in the name of the pledgors thereof and such pledgors shall have and exercise all rights of ownership, including the right to vote such Stock. Upon the occurrence and after the continuance of an Event of Default, in addition to the other remedies provided for in this Agreement and the other Loan Documents, Foothill or its nominee shall be entitled, subject to the prior approval of the FCC to the extent required, to transfer to or register the Stock in the name of Foothill or its nominee, and to vote and exercise all of the power of an owner with respect to such Stock.

     (b) Each Loan Party covenants that, in the event that the consent of, or notification to, the FCC is required, it shall cooperate fully in causing to be filed all such applications and notices in order to obtain such consent or give such notice, and to take any other such actions as Foothill may reasonably request, including without limitation preparing and executing the transferor's or assignor's portion of any transfer of control or assignment application with the FCC.

     (c) Without prejudice to Section 6.19(b), if an Event of Default shall have occurred and be continuing, each Loan Party shall take any lawful action which Foothill may request in order to transfer and assign to Foothill, or to such one or more third parties as Foothill may designate, or to a combination of the foregoing, each License or Permit held or controlled by such Loan Party. Foothill is hereby empowered, to the extent permitted by applicable law, to request the appointment of a receiver from any court of competent jurisdiction and each Loan Party hereby irrevocably consents to, and agrees not to contest, appointment of such receiver. Such receiver may be instructed by Foothill to seek from the FCC an involuntary transfer of control of each such License or Permit for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred. Each Loan Party hereby agrees to authorize such involuntary transfer of control upon the request of the receiver so appointed and, if such Loan Party shall refuse to authorize the application for a transfer, its approval may be required by the court.

     (d) Each Loan Party acknowledges that the assignment or transfer of each License and Permit is integral to Foothill's realization of the value of the Collateral, that there is no adequate remedy at law for failure by any such Loan Party to comply with the provisions of this Section 6.19, and that such failure would not be adequately compensable in damages, and therefore agrees, without limiting the right of Foothill to seek and obtain specific performance of the other obligations of such Loan Party contained in this Agreement and in the other Loan Documents, that the agreements contained in this Section 6.19 may be specifically enforced.

7.   NEGATIVE COVENANTS.

     Each of Borrower and each Loan Agreement Guarantor covenants and agrees, on its own behalf and on behalf of each Loan Party, that so long as any credit hereunder shall be available and until full and final payment of the Obligations, such Person will not do any of the following without Foothill's prior written consent:

     7.1 Indebtedness.

     (a) Incur any Indebtedness; provided, however, that: (i) the Loan Parties may Incur Indenture Indebtedness which is expressly subordinated to Obligations if no Default or Event of Default shall have occurred and be continuing at the time of such Incurrence or would occur as a consequence of such Incurrence and the Consolidated Leverage Ratio would not be greater than 7.00 to 1.00 and (ii) the Loan Parties may Incur unsecured Indenture Indebtedness ranking on parity with the Senior Notes if no Default or Event of Default shall have occurred and be continuing at the time of such Incurrence or would occur as a consequence of such Incurrence and the Consolidated Senior Leverage Ratio would not be greater than 6.50 to 1.00; provided, however, that as provided in the definition of Permitted Liens, Indenture Indebtedness Incurred pursuant to this clause (ii) may be secured by a Lien if at the time of such Incurrence the Consolidated Senior Secured Leverage Ratio would not be greater than 3.00 to 1.00, and provided that any such Lien Incurred is either subordinate to the Obligations or subject to an intercreditor and subordination agreement in form and substance reasonably acceptable to Foothill;

     (b) Notwithstanding the foregoing paragraph (a), the Loan Parties may Incur the following Indebtedness:

     (i) Indebtedness evidenced by this Agreement and the other Loan Documents;

     (ii) Indebtedness of a Loan Party owing to and held by any other Loan Party with respect to which Foothill has a first priority Lien;

     (iii) Indebtedness represented by the Senior Notes;

     (iv) Indebtedness set forth on Schedule 7.1;

     (v) the NCR Loan; and

     (vi) refinancings, renewals, or extensions of Indebtedness permitted under clauses (ii), (iv), and (vii)-(xi) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (A) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by such Loan Party, (B) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate original principal amount of the Indebtedness so refinanced, renewed, or extended, (C) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and (D) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to Foothill as those applicable to the refinanced Indebtedness;

     (vii) Indebtedness of a Loan Party Incurred and outstanding on the date on which such Loan Party was acquired, directly or indirectly, by another Loan Party (other than

Indebtedness Incurred in anticipation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Loan Party became a Subsidiary or was otherwise acquired by another Loan Party); provided, however, that (A) Indebtedness Incurred pursuant to this clause (vii) may be secured by Liens only to the extent that such Liens are either subordinate to the Obligations or subject to an intercreditor and subordination agreement in form and substance reasonably acceptable to Foothill; and (B) at the time such Loan Party is acquired by another Loan Party, such other Loan Party would have been able to Incur $1.00 of additional Indebtedness pursuant to clause (ii) of paragraph (a) above after giving effect to the Incurrence of such Indebtedness pursuant to this clause (vii);

     (viii) Indebtedness (A) in respect of performance bonds, bankers' acceptances and surety or appeal bonds provided by the Loan Parties to their customers in the ordinary course of their business; (B) in respect of performance bonds or similar obligations of the Loan Parties for or in connection with pledges, deposits or payments made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations, and (C) arising from unsecured guarantees to suppliers, lessors, licensees, contractors, franchises or customers of obligations (other than Indebtedness) incurred in the ordinary course of business;

     (ix) Unsecured Indebtedness under Currency Agreements and Interest Rate Agreements; provided, however, that such Currency Agreements and Interest Rate Agreements are entered into for bona fide hedging purposes of a Loan Party (as determined in good faith by the Board of Directors of Borrower) and correspond in terms of notional amount, duration, currencies and interest rates, as applicable, to Indebtedness of such Loan Party Incurred without violation of this Agreement or the Indenture or to business transactions of the Loan Parties on customary terms entered into in the ordinary course of business;

     (x) Indebtedness consisting of unsecured guarantees by a Loan Agreement Guarantor so long as such Loan Agreement Guarantor could have Incurred such Indebtedness directly without violation of this Agreement or the Indenture;

     (xi) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument issued by a Loan Party drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two (2) business days of its Incurrence; and

     (xii) Indebtedness (other than the Indebtedness described in clauses
(i)-(xi) in a principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (xii) and then outstanding, will not exceed $5.0 million (it being understood that any Indebtedness Incurred under this clause (xii) shall cease to be deemed Incurred or outstanding for purposes of this clause (xii) (but shall be deemed to be Incurred for purposes of paragraph (a) of this Section 7.1) from and after the first date on which a Loan Party could have Incurred such Indebtedness under the foregoing paragraph (a) of this Section 7.1 without reliance upon this clause
(xii)).

     (xiii) Notwithstanding the foregoing, no Loan Party shall incur any Indenture Indebtedness under clause (i) of paragraph (a) of this Section 7.1 if such Indenture Indebtedness is sold pursuant to Rule 144A of the Securities Act or a public offering registered under the Securities Act.

     (xiv) For purposes of determining any particular amount of Indebtedness under this Section 7.1, guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this Section 7.1, in the event that an item of Indebtedness meets the criteria of one or more than one of the types of Indebtedness described in the above clauses, the Loan Parties, in their sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

     7.2 Liens. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under
Section 7.1(b)(vi) and so long as the replacement Liens only encumber those assets or property (or replacements thereof) that secured the original Indebtedness.

     7.3 Asset Dispositions; Restrictions on Fundamental Changes.

     (a) No Loan Party shall make any Asset Disposition unless:

     (i) Borrower, a Loan Agreement Guarantor or such Loan Party receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by Borrower's Board of Directors (including as the value of all noncash consideration), of the shares and assets subject to such Asset Disposition);

     (ii) at least 80% of the consideration thereof received by Borrower, a Loan Agreement Guarantor or such Loan Party is in the form of cash or Cash Equivalents other than in the case where a Loan Party is exchanging all or substantially all of the assets of one or more broadcast stations operated by a Loan Party (including by way of the transfer of Stock), for all or substantially all of the assets (including by way of the transfer of Stock) constituting one or more broadcast stations operated by another Person (an "Asset Swap"); provided, however, that at least 80% of the consideration, if any received by the Loan Parties in such Asset Swap, other than the stock and assets of broadcast station(s), is in the form of cash or Cash Equivalents, and provided further, that such Loan Party shall have obtained Foothill's prior written consent to such Asset Swap;

     (iii) the proceeds of such Asset Disposition are distributed in accordance with the following procedures:

     (A) Whenever (and to the extent that) such proceeds would otherwise be required to be applied to the Senior Notes in accordance with the terms of the Indenture, at the election of Foothill, 100% of the cash proceeds of such Asset Disposition shall be applied to prepay the Term Loan Obligations in accordance with the priority set forth in Section 2.3(b), in which case an Early Termination Premium shall be due and payable to Foothill equal to a prorata percentage of the Early Termination Premium that would otherwise be applicable at such date to the then outstanding balance of the Obligations pursuant to the terms of Section 3.6; and

     (B) If (and to the extent that) such proceeds would not otherwise be required to be applied to the Senior Notes in accordance with the terms of the Indenture, or if such proceeds were to be held for reinvestment in "Additional Assets" pursuant to Section 4.10(a)(iii) of the Indenture for a period of up to 365 days, such proceeds shall be deposited in a Depository Account subject to a Control Agreement in accordance with the provisions of Section 4.7(a) and invested in Temporary Cash Investments until (w) in the case of proceeds (including investment earnings with respect thereto) received from an Asset Disposition of assets that now or hereafter are owned by Reading Radio, Inc. or Central Michigan Newspapers, Inc. or any now owned or hereafter acquired Subsidiaries thereof or any successors to any of the foregoing (collectively, "Ear-marked Proceeds"), Foothill, in its sole discretion, consents to the release of such Ear-marked Proceeds from such Depository Account, (x) in the case of any proceeds other than Ear-marked Proceeds which were being held for reinvestment in "Additional Assets" pursuant to Section 4.10(a)(iii) of the Indenture, one Business Day after delivery to Foothill of a written notice of intent to withdraw such proceeds to make an acquisition of such an Additional Asset, (y) in the case of any proceeds other than Ear-marked Proceeds which were not being held subject to a requirement for reinvestment in "Additional Assets" pursuant to Section 4.10(a)(iii) of the Indenture, one Business Day after delivery to Foothill of a written notice of intent to withdraw such proceeds to make a Permitted Investment, or (z) to the extent that any such proceeds (including Ear-marked Proceeds) are subject to the 365-day reinvestment requirement of Section 4.10(a)(iii) of the Indenture, 350 days have elapsed from the date of receipt of such proceeds without such proceeds being reinvested (whereupon such proceeds shall be applied in accordance with Section 7.3(a)(iii)(A) above); and

     (C) Whenever proceeds (including Ear-marked Proceeds) are released from the Depository Account in accordance with the procedures set forth in Section 7.3(a)(iii)(B) above, Borrower shall co-operate with Foothill to assure both that any documentation required pursuant to the definition of Permitted Investments is provided to Foothill contemporaneously with the release of such funds and that any such Permitted Investments made pursuant to sub-sections (ii) or (x) of the definition of Permitted Investments are structured in a manner that will provide Foothill with legal rights and protections which are substantially equivalent (after giving effect to differences in the nature of the respective assets or businesses involved) to those which Foothill holds with respect to the assets of similar assets or businesses owned by the Loan Parties on the date hereof; and

     (iv) Foothill shall have revised the Newspaper Operations Collateral Base Amount and/or the Radio Station Collateral Base Amount, as applicable, in its Permitted

Discretion, to give effect to such Asset Disposition, the results of which shall be satisfactory to Foothill; provided, however, that notwithstanding anything to the contrary in this Section 7.3(a) or otherwise in this Agreement, the Loan Parties may dispose of the assets of the Missouri Entities if one of the following two conditions has occurred (i) if an Event of Default has occurred and is then continuing, Borrower shall apply the proceeds of such disposition to prepay the Obligations or (ii) if condition (i) is not applicable, the Borrower or the relevant Loan Parties may retain the proceeds of such disposition for use as otherwise permitted in accordance with the terms of this Agreement.

     (b) No Loan Party shall consolidate or merge with or into, or convey, transfer or lease all or substantially all of its assets to any Person, unless:

     (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and the Successor Company shall expressly assume, by whatever documents or other actions as Foothill shall reasonably require, all of the obligations of such Loan Party under this Agreement and the other Loan Documents, and shall execute and deliver such documents and take such actions as Foothill may reasonably require to assure Foothill of the continuing validity and priority and perfection of Foothill's Liens on all assets of the Successor Company and any and all future assets acquired by such Successor Company;

     (ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Loan Party at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

     (iii) immediately after giving effect to such transaction, the Successor Company (A) shall have a Consolidated Net Worth equal or greater to the Consolidated Net Worth of the applicable Loan Party immediately prior to such transaction and (B) shall be Solvent;

     7.4 [Intentionally Deleted].

     7.5 [Intentionally Deleted].

     7.6 Guarantee. Except as otherwise permitted by this Agreement, guarantee or otherwise become in any way liable with respect to the obligations of any third Person, except by endorsement of instruments or items of payment for deposit to the account of such Borrower or which are transmitted or turned over to Foothill.

     7.7 Nature of Business. Engage substantially in any business other than a Permitted Business.

     7.8 Restricted Payments.

     (a) (i) declare or pay any dividend or make any distribution on or in respect of its Stock (including any payment in connection with any merger or consolidation involving a Loan Party) except (A) dividends or distributions payable in its Stock (other than Disqualified Stock) and (B) dividends or distributions payable to a Loan Party which holds any equity interest in the paying Loan Party; (ii) purchase, redeem, retire or otherwise acquire for value any Stock of Borrower or any Loan Agreement Guarantor held by Persons other than a Wholly-Owned Subsidiary thereof or any Stock of a Loan Party held by any Affiliate of such Loan Party, other than a Wholly-Owned Subsidiary (in either case, other than in exchange for its Stock (other than Disqualified Stock));
(iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, the Senior Notes (except as required by Sections 4.10 or 4.14 of the Indenture) or any Subordinated Obligations, except as required by the Indenture; (iv) make any Investment (other than a Permitted Investment); (v) make any payment under any Performance Compensation Agreement; and (vi) make any payment to Alan R. Brill (including under a Performance Compensation Agreement or in his capacity as an employee of any Loan Party) except for reimbursement for advances or other out-of-pocket costs and expenses incurred in the ordinary course of business.

     (b) The provisions of paragraph (a) of this Section 7.8 shall not prohibit:

     (i) for so long as Borrower is not treated for tax purposes as a corporation or an association taxable as a corporation or other entity that is subject to any entity level tax for income tax purposes, distributions to each Member, as soon as practicable after the end of each calendar quarter, of an amount reasonably determined to be necessary to permit such Member to pay any federal, state or local income taxes imposed on such Member's allocable share of income from Borrower; provided, however, that in no event shall any distribution to a Member exceed the Tax Allowance Amount for such Member in respect of such quarter and Borrower shall cause its accountants to deliver to Foothill a certificate setting forth the determination of each Member's Tax Allowance Amount within sixty (60) days of the end of each fiscal year;

     (ii) payments under the Performance Compensation Agreements (other than any Performance Compensation Agreement with Alan R. Brill) not exceeding in the aggregate $500,000 in any fiscal year.

     7.9 Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

     7.10 Amendments. Without the prior written consent of Foothill, not to be unreasonably withheld or delayed, directly or indirectly amend, modify, alter, increase, or change any of the material terms or conditions of (i) the Indenture, or (ii) any agreement, instrument, document, indenture, or other writing evidencing or concerning any Indebtedness owing to any Loan Party; provided, however, the foregoing shall not prevent Borrower from amending or otherwise modifying the Accommodation Collateral so long as any such amendment or other modification does not violate the terms of the Indenture and no Event of Default has occurred and is continuing under this Agreement. So long as no Event of Default shall have occurred and be continuing and so long as any such amendment or other modification does not violate the terms of the Indenture, the Loan Parties may or may allow the operating agreements of the Unrestricted Subsidiaries to be amended or modified without Foothill's prior written consent. In the case of any amendment, modification, alteration, increase or change to any document described in this Section 7.10, Borrower shall promptly provide Foothill with copies of the documents evidencing any such amendment, modification, alteration, increase or change.

     7.11 [Intentionally Deleted].

     7.12 Accounting Methods. Materially modify or change its method of accounting without providing Foothill with prior written notice of the same. Enter into any agreement with any third party accounting firm or service bureau for the preparation or storage of any Loan Party's accounting records without providing Foothill with prior written notice of the same. Each Loan Party waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Foothill pursuant to or in accordance with this Agreement, and agrees that Foothill may contact directly any such accounting firm or service bureau in order to obtain such information.

     7.13 [Intentionally Deleted].

     7.14 Transactions with Affiliates. Except as permitted by Section 7.8(a), directly or indirectly enter into or permit to exist any material transaction with any Affiliate of such Loan Party except for transactions that are in the ordinary course of such Loan Party's business, upon fair and reasonable terms, that are fully disclosed to Foothill, and that are no less favorable to such Loan Party than would be obtained in an arm's length transaction with a non-Affiliate.

     7.15 Suspension. Suspend or go out of a substantial portion of its business.

     7.16 [Intentionally Deleted].

     7.17 Use of Proceeds. Use the proceeds of the Loans made hereunder for any purpose other than (a) on the Closing Date, (i) to disburse the proceeds of the Term Loan to Reading Radio, Inc. and Central Michigan Newspapers, Inc., (ii) to pay transactional fees, costs, and expenses incurred in connection with this Agreement and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted corporate purposes.

     7.18 Change in Location of Chief Executive Office; Inventory and Equipment with Bailees. Relocate its chief executive office to a new location without providing thirty (30) days prior written notification thereof to Foothill and so long as, at the time of such written notification, such Loan Party provides any financing statements or fixture filings necessary to perfect and continue perfected Foothill's Liens and also provides to Foothill a Collateral Access Agreement with respect to such new location. No Inventory and Equipment of any Loan Party shall at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Foothill's prior written consent, which consent shall not be unreasonably withheld or delayed.


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


     7.19 No Prohibited Transactions Under ERISA. Directly or indirectly:

     (a) engage, or permit any Subsidiary of Borrower to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

     (b) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC), whether or not waived;

     (c) fail, or permit any Subsidiary of Borrower to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

     (d) terminate, or permit any Subsidiary of Borrower to terminate, any Benefit Plan where such event would result in any liability of Borrower, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA;

     (e) fail, or permit any Subsidiary of Borrower to fail, to make any required contribution or payment to any Multiemployer Plan;

     (f) fail, or permit any Subsidiary of Borrower to fail, to pay any required installment or any other payment required under Section 412 of the IRC on or before the due date for such installment or other payment;

     (g) amend, or permit any Subsidiary of Borrower to amend, a Plan resulting in an increase in current liability for the plan year such that either of Borrower, any Subsidiary of Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

     (h) withdraw, or permit any Subsidiary of Borrower to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA;

which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of Borrower, any of its Subsidiaries or any ERISA Affiliate in excess of $100,000.

     7.20 Financial Covenant. Fail to maintain:

     (a) (i) as of the end of each fiscal quarter during the period commencing on the Closing Date and ending November 30, 2001, trailing twelve month Borrowing Base EBITDA of at least $7,500,000; and (ii) as of the end of each fiscal quarter during the period beginning with February 28, 2002 and each fiscal quarter thereafter, trailing twelve month Borrowing Base EBITDA of at least $8,500,000.

8.   EVENTS OF DEFAULT.

     Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

     8.1 If Borrower fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Foothill, reimbursement of Foothill Expenses, or other amounts constituting Obligations);

     8.2 (i) If any Loan Party fails to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Section 6.2 (Collateral Reporting), Section 6.4 (Tax Returns), the portion of Section 6.9 (Taxes) as pertains to state franchise taxes, Section 6.12 (Location of Inventory and Equipment), Section 6.13 (Compliance with Laws), Section 6.14 (Employee Benefits), or Section 6.15 (Leases) of this Agreement and such failure continues for a period of five (5) Business Days; (ii) if any Loan Party fails to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Section 6.1 (Accounting System), Section 6.8 (Maintenance of Equipment), or Section 6.17 (Year 2000 Covenant) of this Agreement and such failure continues for a period of fifteen (15) business days; or (iii) if any Loan Party fails to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in this Agreement or in any of the Loan Documents, or in any other present or future agreement between such Loan Party and Foothill (giving effect to any grace periods, cure periods, or required notices, if any, expressly provided for in such Loan Documents or agreements), in each case, other than any such term, provision, condition, covenant, or agreement that is the subject of another provision of this Section 8, in which event such other provision of this Section 8 shall govern; provided that, during any period of time that any such failure of any Loan Party referred to in this paragraph exists, even if such failure is not yet an Event of Default by virtue of the existence of a grace or cure period or the pre-condition of giving a notice, Foothill shall be relieved of its obligation to extend credit hereunder;

     8.3 If there is a Material Adverse Change; provided that, during any period of time that any such Material Adverse Change exists, Foothill shall be relieved of its obligation to extend credit hereunder.

     8.4 If any material portion of any Loan Party's properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person and not released from such lien or attachment within ten (10) days;

     8.5 If an Insolvency Proceeding is commenced by any Loan Party;

     8.6 If an Insolvency Proceeding is commenced against any Loan Party and any of the following events occur: (a) such Loan Party consents to the institution of the Insolvency Proceeding against it; (b) the petition commencing the Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not dismissed within sixty (60) calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Foothill shall be relieved of its obligation to extend credit hereunder; (d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Loan Party; or (e) an order for relief shall have been issued or entered therein;

     8.7 If any Loan Party is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs; provided, however, that Foothill may, in its reasonable discretion, evaluate the impact of any such action upon all Loan Parties taken as a whole;

     8.8 If a notice of Lien, levy, or assessment in excess of $25,000 is filed of record with respect to any Loan Party's properties or assets by the United States federal government or any department, agency, or instrumentality thereof, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of any Loan Party's properties or assets;

     8.9 (i) If a notice of Lien, levy, or assessment with respect to any taxes or debts owing is filed of record with respect to any of any Loan Party's properties or assets by any state, county, municipal or other non-federal governmental agency, and the Lien, levy or assessment is not (A) fully released, discharged or bonded against before the earlier of thirty (30) days of the date that it first arises or five (5) days of the date which such property or asset is subject to being forfeited, or (B) the subject of a Permitted Protest; or
(ii) if any taxes or debts owing at any time hereunder to any one or more of any state, county, municipal or other non-federal governmental agency becomes a Lien, whether choate or otherwise, upon any of any Loan Party's properties or assets and the Lien is not (A) fully released, discharged or bonded against before the due date of such tax or debt or five (5) days of the date when such property or asset is subject to being forfeited or (B) the subject of a Permitted Protest;

     8.10 If a judgment or other claim, in excess of $250,000 individually or in the aggregate for all such judgments or other claims, becomes a Lien or encumbrance upon any material portion of any Loan Party's properties or assets;

     8.11 If there is a material default in any material agreement to which any Loan Party is a party with one or more third Persons and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of such Loan Party's obligations thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein;

     8.12 If any Loan Party makes any payment on account of Indebtedness in contravention of the terms of the Indenture or on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations in accordance with the terms of this Agreement, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;


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


     8.13 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to Foothill by any Loan Party or any officer, employee, agent, or director of such Loan Party, or if any such warranty or representation is withdrawn;

     8.14 If the obligation of any guarantor under its guaranty or other third Person under any Loan Document is limited or terminated by operation of law or by the guarantor or other third Person thereunder, or any such guarantor or other third Person becomes the subject of an Insolvency Proceeding; or

     8.15 If there is an "Event of Default" under and as defined in the Indenture.

9.   Foothill's RIGHTS AND REMEDIES.

     9.1 Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default, Foothill may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower and each Loan Agreement Guarantor on its own behalf and on behalf of each Loan Party:

     (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

     (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and Foothill;

     (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Foothill, but without affecting Foothill's rights and security interests in the Personal Property Collateral or the Real Property Collateral and without affecting the Obligations;

     (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Foothill considers advisable, and in such cases, Foothill will credit the Loan Account with only the net amounts received by Foothill in payment of such disputed Accounts after deducting all applicable Foothill Expenses incurred or expended in connection therewith;

     (e) Without notice to or demand upon any Loan Party or any guarantor, make such payments and do such acts as Foothill considers necessary or reasonable to protect its security interests in the Collateral. Each Loan Party agrees to assemble the Personal Property Collateral if Foothill so requires, and to make the Personal Property Collateral available to Foothill as Foothill may designate. Each Loan Party authorizes Foothill to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Foothill's determination appears to conflict with Foothill's Liens and to pay all expenses incurred in connection therewith. With respect to any of any Loan Party's owned or leased premises, such Loan Party hereby grants Foothill a license to enter into


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


possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Foothill's rights or remedies provided herein, at law, in equity, or otherwise;

     (f) Without notice to any Loan Party (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9505 of the Code), set off and apply to the Obligations any and all (i) balances and deposits of any Loan Party held by Foothill, or (ii) indebtedness at any time owing to or for the credit or the account of any Loan Party held by Foothill;

     (g) Hold, as cash collateral, any and all balances and deposits of any Loan Party held by Foothill to secure the full and final repayment of all of the Obligations;

     (h) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Each of Borrower and each Loan Agreement Guarantor hereby grants to Foothill a license or other right to use, without charge, such Person's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and such Person's rights under all licenses and all franchise agreements shall inure to Foothill's benefit;

     (i) Sell the Personal Property Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including any Loan Party's premises) as Foothill determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

     (j) Foothill shall give notice of the disposition of the Personal Property Collateral of any Loan Party as follows:

     (i) Foothill shall give such Loan Party and each holder of a security interest in the Personal Property Collateral of such Loan Party who has filed with Foothill a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of such Personal Property Collateral, then the time on or after which the private sale or other disposition is to be made;

     (ii) The notice shall be personally delivered or mailed, postage prepaid, to such Loan Party as provided in Section 12, at least five (5) days before the date fixed for the sale, or at least five (5) days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of such Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than such Loan Party claiming an interest in such Personal Property Collateral shall be sent to such addresses as they have furnished to Foothill;


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


     (iii) If the sale is to be a public sale, Foothill also shall give notice of the time and place by publishing a notice one time at least five (5) days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

     (k) Foothill may credit bid and purchase at any public sale;

     (l) Foothill shall have all other rights and remedies available to it at law or in equity pursuant to any other Loan Documents; and

     (m) Any deficiency that exists after disposition of such Personal Property Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Foothill to Borrower.

     9.2 Remedies Cumulative. The rights and remedies of Foothill under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. Foothill shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity, as applicable. No exercise by Foothill of one right or remedy shall be deemed an election, and no waiver by Foothill of any Event of Default shall be deemed a continuing waiver. No delay by Foothill shall constitute a waiver, election, or acquiescence by it.

     9.3 Accommodation Collateral

     Notwithstanding the foregoing provisions of this Article 9 or anything to the contrary contained in this Agreement or any other Loan Document, Foothill agrees not to exercise any rights or remedies with respect to the Accommodation Collateral until the date which is six (6) months after the date on which an Event of Default has occurred (provided that on such six (6) month date such Event of Default is continuing and has not otherwise been waived or cured to the satisfaction of Foothill).

10.  TAXES AND EXPENSES.

     If any Loan Party fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Foothill determines that such failure by such Loan Party could result in a Material Adverse Change, in its discretion and without prior notice to such Loan Party, Foothill may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in the Loan Account as Foothill deems necessary to protect Foothill from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in Section 6.10, and take any action with respect to such policies as Foothill deems prudent. Any such amounts paid by Foothill shall constitute Foothill Expenses. Any such payments made by Foothill shall not constitute an agreement by Foothill to make similar payments in the future or a waiver by Foothill of any Event of Default under this Agreement. Foothill need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.


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11.  WAIVERS; INDEMNIFICATION.

     11.1 Demand; Protest; etc. Each Loan Party waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Foothill on which any Loan Party may in any way be liable.

     11.2 Foothill's Liability for Collateral. Each Loan Party hereby agrees that: (a) so long as Foothill complies with its obligations, if any, under
Section 9207 of the Code Foothill shall not in any way or manner be liable or responsible for: (i) the safekeeping of such Loan Party's Collateral; (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (iii) any diminution in the value thereof; or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person; and (b) all risk of loss, damage, or destruction of such Collateral shall be borne by Borrower.

     11.3 Indemnification. Borrower agrees to pay, indemnify, defend, and hold Foothill, each Participant, and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). Borrower shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the other Obligations.

12.  NOTICES.

     Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telefacsimile to the relevant party at its address set forth below:

     If to any Borrower:           c/o Brill Media Company, L.P.
                                   BMC Holdings, LLC
                                   420 N.W. Fifth Street, Suite 3-B
                                   Evansville, Indiana  47708
                                   Attn:  Alan R. Brill
                                   Fax No.:  812/428-4021
                                   Phone No.:  812/423-6200


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


     with copies to:               Thompson & McMullan, P.C.
                                   100 Shockoe Slip
                                   Richmond, Virginia  23219
                                   Attn:  Charles W. Laughlin, Esq.
                                   Fax No.:  804/780-1813
                                   Phone No.:  804-649-7545


     If to Foothill:               FOOTHILL CAPITAL CORPORATION
                                   11111 Santa Monica Boulevard
                                   Suite 1500
                                   Los Angeles, California 90025-3333
                                   Attn:  Business Finance Division Manager
                                   Fax No.:  617/722-9493
                                   Phone No.:  617/624-4400

     with copies to:               LATHAM & WATKINS
                                   5800 Sears Tower
                                   Chicago, Illinois  60606
                                   Attn:  Donald Schwartz, Esq.
                                   Fax No.: 312/993-9767
                                   Phone No.:  312/876-7700

     The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to all other parties. All notices or demands sent in accordance with this Section 12, other than notices by Foothill in connection with Sections 9504 or 9505 of the Code, as applicable shall be deemed received on the earlier of the date of actual receipt or three (3) days after the deposit thereof in the mail. Borrower and each Loan Agreement Guarantor acknowledges and agrees that notices sent by Foothill in connection with Sections 9504 or 9505 of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted telefacsimile or other similar method set forth above.

13.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

     THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN


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ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION,
INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE
PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

     THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF COOK, STATE OF ILLINOIS, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT FOOTHILL'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE FOOTHILL ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OF BORROWER, EACH LOAN AGREEMENT GUARANTOR AND FOOTHILL WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13.

     EACH OF BORROWER, EACH LOAN AGREEMENT GUARANTOR AND FOOTHILL HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF BORROWER, EACH LOAN AGREEMENT GUARANTOR AND FOOTHILL REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14.  DESTRUCTION OF DOCUMENTS.

     All documents, schedules, invoices, agings, or other papers delivered to Foothill may be destroyed or otherwise disposed of by Foothill four (4) months after they are delivered to or received by Foothill, unless Borrower requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at Borrower's expense, for their return.

15. SUCCESSORS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that none of Borrower or any Loan Agreement Guarantor may assign this Agreement or any rights or duties hereunder without Foothill's prior written consent and any prohibited assignment shall be absolutely void ab initio.


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No consent to assignment by Foothill shall release Borrower from its
Obligations. Foothill may assign this Agreement and its rights and duties hereunder and no consent or approval by any Loan Party is required in connection with any such assignment. Foothill reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Foothill's rights and benefits hereunder. In connection with any such assignment or participation, Foothill may disclose all documents and information which Foothill now or hereafter may have relating to any Loan Party or any Loan Party's business. To the extent that Foothill assigns its rights and obligations hereunder to a third Person, Foothill thereafter shall be released from such assigned obligations to Borrower and such assignment shall effect a novation between Borrower and such third Person.

16. NO WAIVERS; CUMULATIVE REMEDIES. No failure by Foothill to exercise any right, remedy, or option under this Agreement, any other Loan Document, or any present or future supplement hereto or thereto, or in any other agreement between or among any Loan Party and Foothill, or delay by Foothill in exercising the same, will operate as a waiver thereof. No waiver by Foothill will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Foothill on any occasion shall affect or diminish Foothill's rights thereafter to require strict performance by Borrower or any Loan Agreement Guarantor of any provision of this Agreement. Foothill's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy which Foothill may have.

17.  GENERAL PROVISIONS.

     17.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Foothill, Borrower and each Loan Agreement Guarantor whose signature is provided for on the signature pages hereof.

     17.2 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

     17.3 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Foothill, Borrower or any Loan Agreement Guarantor, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

     17.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

     17.5 Amendments in Writing. This Agreement can only be amended by a writing signed by Foothill, Borrower and each Loan Agreement Guarantor.

     17.6 Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when


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


executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The forgoing shall apply to each other Loan Document mutatis mutandis.

     17.7 Revival and Reinstatement of Obligations. If the Incurrence or payment of the Obligations by any Loan Party or any guarantor of the Obligations or the transfer by any or all such parties to Foothill of any property of any or all such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Foothill is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Foothill is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Foothill related thereto, the liability of such Loan Party or such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

     17.8 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

18.  CROSS-GUARANTY

     18.1 Cross-Guaranty. Each of Borrower and each Loan Agreement Guarantor hereby agrees that it is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Foothill and its successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Foothill by each other party hereto. Each of Borrower and each Loan Agreement Guarantor agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 18 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Section 18 shall be absolute and unconditional, irrespective of, and unaffected by, (a) the genuineness, validity, regularity , enforceability or any future amendment of, or change in, this Agreement, any other loan Document or any other agreement, document or instrument to which any of Borrower or any Loan Agreement Guarantor is or may become a party; (b) the absence of any action to enforce this Agreement (including this Section 18) or any other Loan Document or the waiver or consent by Foothill with respect to any of the provisions thereof; (c) the existence, value or condition of, or failure to perfect Foothill's Lien against, any security for the Obligations or any action, or the absence of any action, by Foothill in respect thereof (including the release of any such security); (d) the commencement of an Insolvency


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


Proceeding of any of Borrower or any Loan Agreement Guarantor; or (e) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each of Borrower and each Loan Agreement Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

     18.2 Waivers by Borrower and Loan Agreement Guarantors. Each of Borrower and each Loan Agreement Guarantor expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Foothill to marshall assets or to proceed in respect of the Obligations guaranteed hereunder against any of them, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Person. It is agreed among each of Borrower, each Loan Agreement Guarantor and Foothill that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this
Section 18 and such waivers, Foothill would decline to enter into this Agreement.

     18.3 Benefit of Guaranty. Each of Borrower and each Loan Agreement Guarantor agrees that the provisions of this Section 18 are for the benefit of Foothill and its successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Loan Party and Foothill, the obligations of such other Loan Party under the Loan Documents.

     18.4 Subordination of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 18.7 each of Borrower and each Loan Agreement Guarantor hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. Each of Borrower and each Loan Agreement Guarantor acknowledges and agrees that this subordination is intended to benefit Foothill and shall not limit or otherwise affect such Person's liability hereunder or the enforceability of this Section 18, and that Foothill and its successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 18.4.

     18.5 Election of Remedies. If Foothill may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Foothill a Lien upon any Collateral, whether owned by any Loan Party or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Foothill may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 18. If, in the exercise of any of its rights and remedies, Foothill shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Loan Party or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, each of Borrower and each Loan Agreement Guarantor hereby consents to such action by Foothill and waives any claim based upon such action, even if such action by Foothill shall result in a full or partial loss of any rights of subrogation which each such Person might otherwise have had but for such action by Foothill. Any election of remedies which results in the denial or impairment of the rights of Foothill to seek a deficiency judgment against any Loan Party shall not impair Borrower's obligation to pay the full amount of the Obligations. In the event Foothill shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, Foothill may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Foothill but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Foothill or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 18, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Foothill might otherwise be entitled but for such bidding at any such sale.

     18.6 Limitation. Notwithstanding any provision herein contained to the contrary, each of Borrower's and each Loan Agreement Guarantor's liability under this Section 18 (which liability is in any event in addition to amounts for which such Person is primarily liable under this Agreement) shall be limited to an amount not to exceed as of any date of determination the greater of:

     (a) the net amount of all Loans made to Borrower under this Agreement and then reloaned or otherwise transferred to, or for the benefit of, Borrower or such Loan Agreement Guarantor; and

     (b) the amount which could be claimed by Foothill from such Person under this Section 18 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Person's right of contribution and indemnification from each other Loan Agreement Guarantor or from Borrower, as applicable, under Section 18.7.

     18.7 Contribution with Respect to Guaranty.

     (a) To the extent that any Loan Agreement Guarantor shall make a payment under this Section 18 of all or any of the Obligations (other than Loans made to Borrower for which it is primarily liable) (a "Guarantor Payment") which taking into account all other Guarantor Payments then previously or concurrently made by any other Loan Agreement Guarantor, exceeds the amount which such Loan Agreement Guarantor would otherwise have paid if each Loan Agreement Guarantor had paid the aggregate obligations satisfied by such Guarantor Payment in the same proportion that such Loan Agreement Guarantor's "Allocable Amount" (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Loan Agreement Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Agreement, such Loan Agreement Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Loan Agreement Guarantor for the amount of such


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excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

     (b) As of any date of determination, the "Allocable Amount" of any Loan Agreement Guarantor shall be equal to the maximum amount of the claim which could then be recovered from such Loan Agreement Guarantor under this Section 18 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

     (c) This Section 18.7 is intended only to define the relative rights of the Loan Agreement Guarantors and nothing set forth in this Section 18.7 is intended to or shall impair the obligations of Borrower and the Loan Agreement Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including
Section 18.1. Nothing contained in this Section 18.7 shall limit the liability of Borrower to pay the Loans and accrued interest, fees and expenses with respect thereto for which Borrower shall be primarily liable.

     (d) The parties hereto acknowledge that the rights of contribution and the indemnification hereunder shall constitute assets of the Person to which such contribution and indemnification is owing.

     (e) The rights of the indemnifying Person against the other Persons under this Section 18.7 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of this Agreement.

     18.8 Liability Cumulative. The liability of Borrower and the Loan Agreement Guarantors under this Section 18 is in addition to and shall be cumulative with all liabilities of Borrower and each Loan Agreement Guarantor to Foothill under this Agreement and the other Loan Documents to which such Person is a party or in respect of any Obligations or obligation of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement provides to the contrary.

     18.9 Subordination.

     (a) Each Loan Party (each, a "Payee Credit Party") hereby subordinates any and all indebtedness and/or obligations of any other Loan Party (each, an "Other Credit Party") now or hereafter owing to such Payee Credit Party (an "intercompany obligation") to the full and prompt payment and performance of all of the Obligations. Following the occurrence and during the continuation of any Event of Default, any payments on such intercompany obligations to any such Payee Credit Party, if Foothill so requests, shall be collected, enforced and received by such Payee Credit Party for the benefit of Foothill and shall be paid over to Foothill on account of the Obligations, but without reducing or affecting in any manner the liability of such Payee Credit Party under the other provisions of this Section 18. Foothill is authorized and empowered, but not obligated, in its discretion following the occurrence and during the continuation of any Event of Default, (a) in the name of any such Payee Credit Party, to collect and enforce, and to submit


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claims in respect of, any intercompany obligations of any Other Credit Party to such Payee Credit Party and to apply any amounts received thereon to the Obligations, and (b) to require each such Payee Credit Party (i) to collect and enforce, and to submit claims in respect of, any intercompany obligations of any other Credit Party to such Payee Credit Party, and (ii) to pay any amounts received on such intercompany obligations to Foothill for application to the Obligations.

     (b) Without limiting any of the provisions set forth in subsection (a) above, upon any distribution of assets of any Other Credit Party in any Insolvency Proceeding:

     (i) Foothill shall first be entitled to receive payment in full in cash of the Obligations before any Payee Credit Party is entitled to receive any payment on account of the intercompany obligations owing to such Payee Credit Party.

     (ii) Any payment or distribution of assets of any Other Credit Party of any kind or character, whether in cash, property or securities, to which any Payee Credit Party would be entitled except for the provisions of this Section 18.9, shall be paid by the liquidating trustee or other Person making such payment or distribution directly to Foothill to the extent necessary to make payment in full of all Obligations remaining unpaid after giving effect to any concurrent payment or distribution or provisions therefor to Foothill.

     (iii) In the event that notwithstanding the foregoing provisions of this
Section 18.9, any payment or distribution of assets of any Other Credit Party of any kind or character, whether in cash, property or securities, shall be received by any Payee Credit Party on account of any intercompany obligations owing to such Payee Credit Party before all Obligations are paid in full, such payment or distribution shall be received and held for the benefit of and shall be paid over to Foothill for application to the payment of the Obligations until all of the Obligations shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefore to Foothill.

                            [SIGNATURE PAGE FOLLOWS]


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


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed.

                                    BMC HOLDINGS, LLC

                                    By: Brill Media Company, LLC, its manager
                                    By: Brill Media Management, Inc. its manager


                                    By:
                                       -----------------------------------------
                                                 a duly authorized officer


                                    BRILL MEDIA COMPANY, LLC

                                    By: Brill Media Management, Inc. its manager


                                    By:
                                       -----------------------------------------
                                    Title:
                                          --------------------------------------


                                    BRILL MEDIA MANAGEMENT, INC.


                                    By:
                                       -----------------------------------------
                                                 a duly authorized officer


                                    BMC HOLDINGS, INC.


                                    By:
                                       -----------------------------------------
                                                 a duly authorized officer


                                    FOOTHILL CAPITAL CORPORATION,
                                    as Lender


                                    By:
                                       -----------------------------------------
                                    Title:
                                          --------------------------------------